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                   AGREEMENT AND PLAN OF MERGER

                               AMONG

                 UNIFIED FINANCIAL SERVICES, INC.,
                      A DELAWARE CORPORATION

                                AND

                AMERIPRIME ACQUISITION CORPORATION,
                        A TEXAS CORPORATION

                                AND

               AMERIPRIME FINANCIAL SERVICES, INC.,
                        A TEXAS CORPORATION







                      DATED OCTOBER 16, 1998


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                              TABLE OF CONTENTS

                                                                      Page
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                                  ARTICLE 1
                                 THE MERGER

  1.1   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  1.2   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  1.3   Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . 2
  1.4   Additional Actions. . . . . . . . . . . . . . . . . . . . . . . 2
  1.5   Articles of Incorporation and Bylaws. . . . . . . . . . . . . . 2
  1.6   Boards of Directors and Officers. . . . . . . . . . . . . . . . 2
  1.7   Conversion of Securities. . . . . . . . . . . . . . . . . . . . 2
  1.8   Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . 3
  1.9   No Fractional Shares. . . . . . . . . . . . . . . . . . . . . . 4
  1.10  Closing of Stock Transfer Books . . . . . . . . . . . . . . . . 4
  1.11  Anti-Dilution Adjustments . . . . . . . . . . . . . . . . . . . 4
  1.12  Dissenting Stockholders . . . . . . . . . . . . . . . . . . . . 5

                                  ARTICLE 2
     REPRESENTATIONS AND WARRANTIES OF TARGET AND SOLE SHAREHOLDER

  2.1   Organization and Qualification. . . . . . . . . . . . . . . . . 5
  2.2   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . 5
  2.3   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . 6
  2.4   Authorization and Consents. . . . . . . . . . . . . . . . . . . 6
  2.5   Financial Statements and Undisclosed Liabilities. . . . . . . . 7
  2.6   Target Reports. . . . . . . . . . . . . . . . . . . . . . . . . 8
  2.7   Absence of Certain Changes or Events. . . . . . . . . . . . . . 8
  2.8   Title to Assets; Condition of Equipment . . . . . . . . . . . . 9
  2.9   Cash, Cash Equivalents, Receivables and Prepaid Expenses. . . . 9
  2.10  Other Agreements; Absence of Defaults . . . . . . . . . . . . .10
  2.11  Patents and Trademarks; Year 2000 . . . . . . . . . . . . . . .10
  2.12  No Violation of Statute, Decree or Order. . . . . . . . . . . .11
  2.13  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .11
  2.14  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . .12
  2.15  Discrimination, Occupational Safety, Labor and Other Statutes
        and Regulations . . . . . . . . . . . . . . . . . . . . . . . .14
  2.16  Insurance Policies. . . . . . . . . . . . . . . . . . . . . . .14
  2.17  Environmental Matters . . . . . . . . . . . . . . . . . . . . .15
  2.18  Governmental Approvals. . . . . . . . . . . . . . . . . . . . .15
  2.19  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  2.20  Subsidiaries and Investments. . . . . . . . . . . . . . . . . .18
  2.21  Corporate Minutes and Stock Transfer Records. . . . . . . . . .18
  2.22  Transactions With Affiliates. . . . . . . . . . . . . . . . . .18
  2.23  No Broker . . . . . . . . . . . . . . . . . . . . . . . . . . .18
  2.24  Accuracy of Statements. . . . . . . . . . . . . . . . . . . . .18
  2.25  Directors' and Officers' Insurance. . . . . . . . . . . . . . .18

                                - i -
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  2.26  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .18

                             ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF BUYER

  3.1   Organization and Authority. . . . . . . . . . . . . . . . . . .20
  3.2   Capitalization of Buyer, Merger Sub . . . . . . . . . . . . . .20
  3.3   Authorization . . . . . . . . . . . . . . . . . . . . . . . . .21
  3.4   Buyer Financial Statements. . . . . . . . . . . . . . . . . . .21
  3.5   Material Adverse Change . . . . . . . . . . . . . . . . . . . .22
  3.6   Legal Proceedings or Other Adverse Facts. . . . . . . . . . . .22
  3.7   Brokers and Finders . . . . . . . . . . . . . . . . . . . . . .22
  3.8   Accuracy of Information . . . . . . . . . . . . . . . . . . . .22

                             ARTICLE 4
            COVENANTS RELATING TO TARGET AND COMPETITION

  4.1   Conduct of Business by Target . . . . . . . . . . . . . . . . .22
  4.2   Affirmative Covenants Relating to Target. . . . . . . . . . . .24
  4.3   Consents and Closing Conditions . . . . . . . . . . . . . . . .25
  4.4   Disclosure Schedules. . . . . . . . . . . . . . . . . . . . . .25
  4.5   Employment Agreement. . . . . . . . . . . . . . . . . . . . . .25

                             ARTICLE 5
                       ADDITIONAL AGREEMENTS

  5.1   Access and Information; Due Diligence . . . . . . . . . . . . .25
  5.3   Shareholder Approval. . . . . . . . . . . . . . . . . . . . . .26
  5.4   Current Information . . . . . . . . . . . . . . . . . . . . . .26
  5.5   Conforming Entries. . . . . . . . . . . . . . . . . . . . . . .26
  5.6   Environmental Reports . . . . . . . . . . . . . . . . . . . . .27
  5.7   Lockup. . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  5.8   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  5.9   Miscellaneous Agreements and Consents.. . . . . . . . . . . . .27
  5.10  Press Releases. . . . . . . . . . . . . . . . . . . . . . . . .28
  5.11  State Takeover Statutes . . . . . . . . . . . . . . . . . . . .28
  5.12  Employee Stock Options. . . . . . . . . . . . . . . . . . . . .28
  5.13  Best Efforts to Insure Pooling. . . . . . . . . . . . . . . . .28
  5.14  Election to Close Books for Taxes . . . . . . . . . . . . . . .29

                             ARTICLE 6
                  COVENANTS REGARDING TAX MATTERS

  6.1   Returns and Payment of Taxes. . . . . . . . . . . . . . . . . .29
  6.2   Elections and Settlements . . . . . . . . . . . . . . . . . . .29
  6.3   Post-Closing Audits and Other Proceedings . . . . . . . . . . .29

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                             ARTICLE 7
                 TRANSFER LIMITATIONS AND COVENANTS

  7.1   Securities Subject to Article 7 . . . . . . . . . . . . . . . .30
  7.2   Restriction on Transfer . . . . . . . . . . . . . . . . . . . .30
  7.3   Restrictive Legend. . . . . . . . . . . . . . . . . . . . . . .30
  7.4   Notice of Proposed Transfers. . . . . . . . . . . . . . . . . .30
  7.5   Investment Representations. . . . . . . . . . . . . . . . . . .31
  7.6   Piggyback Registrations.. . . . . . . . . . . . . . . . . . . .31

                             ARTICLE 8
                         COVENANTS OF BUYER

                             ARTICLE 9
                   CONDITIONS OF BUYER AND TARGET

  9.1   Shareholder Approval. . . . . . . . . . . . . . . . . . . . . .33
  9.2   Regulatory Approval . . . . . . . . . . . . . . . . . . . . . .33
  9.3   No Judicial Prohibition . . . . . . . . . . . . . . . . . . . .33

                             ARTICLE 10
                   BUYER'S CONDITIONS TO CLOSING

  10.1  Continued Truth of Warranties . . . . . . . . . . . . . . . . .33
  10.2  Performance of Covenants. . . . . . . . . . . . . . . . . . . .34
  10.3  No Material Adverse Change. . . . . . . . . . . . . . . . . . .34
  10.4  Permits and Consents. . . . . . . . . . . . . . . . . . . . . .34
  10.5  Full Investigation. . . . . . . . . . . . . . . . . . . . . . .34
  10.6  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . .34
  10.7  Closing Documents . . . . . . . . . . . . . . . . . . . . . . .34
  10.8  Opinion of Accountant . . . . . . . . . . . . . . . . . . . . .34
  10.9  Contribution of AFSI. . . . . . . . . . . . . . . . . . . . . .34

                             ARTICLE 11
                   TARGET'S CONDITIONS TO CLOSING

  11.1  Continued Truth of Warranties . . . . . . . . . . . . . . . . .35
  11.2  Performance of Covenants. . . . . . . . . . . . . . . . . . . .35
  11.3  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . .35
  11.4  Closing Documents . . . . . . . . . . . . . . . . . . . . . . .35
  11.5  Permits and Consents. . . . . . . . . . . . . . . . . . . . . .35

                             ARTICLE 12
                DOCUMENTS TO BE DELIVERED AT CLOSING

  12.1  Documents to be Delivered by Target.. . . . . . . . . . . . . .35
  12.2  Documents to be Delivered by Buyer. . . . . . . . . . . . . . .36

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                             ARTICLE 13
                    SURVIVAL AND INDEMNIFICATION

  13.1  Survival; Knowledge . . . . . . . . . . . . . . . . . . . . . .37
  13.2  General Indemnification . . . . . . . . . . . . . . . . . . . .37
  13.3  Notice of, and Procedures for, Collecting Indemnification.. . .38
  13.4  Time Limits . . . . . . . . . . . . . . . . . . . . . . . . . .39
  13.5  Limits on Amounts . . . . . . . . . . . . . . . . . . . . . . .39
  13.6  Sole Remedy . . . . . . . . . . . . . . . . . . . . . . . . . .39

                             ARTICLE 14
                      TERMINATION OF AGREEMENT

  14.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . .39
  14.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . .40

                             ARTICLE 15
                           MISCELLANEOUS

  15.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
  15.2  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .41
  15.3  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .41
  15.4  Binding on Successors and Assigns . . . . . . . . . . . . . . .41
  15.5  Headings; Pronouns. . . . . . . . . . . . . . . . . . . . . . .41
  15.6  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .42
  15.7  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
  15.8  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . .42
  15.9  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
  15.10 List of Exhibits and Schedules. . . . . . . . . . . . . . . . .42
  15.11 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .43
  15.12 Entire Agreement; Law Governing.. . . . . . . . . . . . . . . .43

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                  AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (which, together with the Schedules attached hereto and incorporated herein by reference, is hereinafter referred to as this "Agreement") is made and entered into as of the 16th day of October 1998, by and among UNIFIED FINANCIAL SERVICES, INC., a Delaware corporation (the "Buyer"), AMERIPRIME ACQUISITION CORPORATION, a Texas corporation and wholly owned subsidiary of Buyer ("Merger Sub"), AMERIPRIME FINANCIAL SERVICES, INC., a Texas corporation ("Target"), and Kenneth D. Trumpfheller, a resident of the State of Texas and the sole shareholder of Target ("Trumpfheller" or the "Sole Shareholder").


                           RECITALS:

     A. The respective Boards of Directors of Buyer and Target deem it advisable and in the best interests of such corporations and their respective stockholders and shareholders, as the case may be, that Target merge with and into Merger Sub, with Merger Sub as the surviving corporation, all as specifically set forth in this Agreement (the "Merger").

     B. Trumpfheller, as the sole shareholder of Target, has approved the Merger and other transactions contemplated by this Agreement.

     C. The parties intend that the Merger, for federal income tax purposes, shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the
"Code").

     D. The parties hereto desire to set forth certain representations, warranties, covenants and agreements made as an inducement to the execution and delivery of this Agreement and to set forth certain conditions precedent to the Merger contemplated in this Agreement.

     NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                           ARTICLE 1

                           THE MERGER

     1.1  The Merger.  Subject to the terms and conditions of this
          ----------
Agreement, at the Effective Time (as defined in Section 1.3) Target shall be merged with and into Merger Sub in accordance with Part Five of the Texas Business Corporation Act (the "TBCA") and the separate corporate existence of Target shall thereupon cease. Merger Sub shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Texas. The Merger shall have the effects set forth in Part Five of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Target and Merger Sub shall rest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


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     1.2  Closing.  The closing (the "Closing") of the Merger shall
          -------
take place at 10:00 a.m., local time, at the offices of Thompson Coburn in St. Louis, Missouri on the date that the Effective Time occurs (the "Closing Date"), which Closing Date shall not be earlier than October 30, 1998, nor later than December 31, 1998, or at such other date, time and place as Buyer and Target shall agree.

     1.3  Effective Time.  The Merger shall become effective on the
          --------------
date and at the time (the "Effective Time") on which a Certificate of Merger is issued by the Secretary of State of the State of Texas, in accordance with, the relevant provisions of the TBCA. Unless otherwise agreed in writing by Buyer and Target, subject to the terms and conditions of this Agreement (including, without limitation, Section 1.2), the Effective Time shall occur within five business days after the satisfaction or waiver in accordance with this Agreement of all conditions to the Merger contained in this Agreement, or on such other date as is agreed to by Buyer and Target.

     1.4  Additional Actions.  If, at any time after the Effective
          ------------------
Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Target or (ii) otherwise to carry out the purposes of this Agreement, Target by its execution of this Agreement shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation hereby are authorized, in the name of Target or otherwise, to take any and all such action.

     1.5  Articles of Incorporation and Bylaws.  The Articles of
          ------------------------------------
Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed; provided, however, that Article FIRST of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:

          "FIRST: The name of the Corporation is AmeriPrime Financial Services, Inc."

     1.6  Boards of Directors and Officers.  At the Effective Time,
          --------------------------------
the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger and such directors and officers shall hold office in accordance with the Surviving
Corporation's Bylaws and applicable law.

     1.7  Conversion of Securities.  At the Effective Time, by
          ------------------------
virtue of the Merger and without any action on the part of the Buyer, Target or the holder of any of the following securities:

          (a) Each share of the common stock, no par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

          (b) Subject to Sections 1.9, 1.11 and 1.12 hereof, each share of common stock, no par value, of Target ("Target Common Stock") issued and outstanding immediately prior to the

                                - 2 -

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Effective Time, other than Dissenting Shares (as defined in Section 1.12 hereof), shall cease to be outstanding and shall be converted into and become the right to receive 410 shares (the "Exchange Ratio") of common stock, $0.01 par value, and the associated "Rights" under the "Rights Agreement," as those terms are defined in Section 3.2 hereof, of Buyer (collectively, "Buyer Common Stock"); provided, however, that any Target Common Stock held by Target, Buyer or any of their respective Subsidiaries (as defined as in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")), in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and shall not be exchanged for shares of Buyer Common Stock. The Exchange Ratio was computed by (i) aggregating
(A) the total number of shares of Target Common Stock that were issued and outstanding on the date of this Agreement with (B) the total number of shares of Target Common Stock that are reserved for issuance pursuant to options or other rights relating to Target Common Stock and outstanding as of the date of this Agreement and dividing such number of shares of Target Common Stock (computed by aggregating (A) and (B) hereof (the "Fully Diluted Shares")) into (ii) 410,000, the aggregate number of shares of Buyer Common Stock to be issued in the Merger.

     1.8  Exchange Procedures.
          -------------------

          (a) As soon as practicable following the Effective Time, Buyer shall mail or cause to be mailed to holders of record of certificates formerly representing Target Common Stock (the "Certificates"), as identified on the Target Shareholder List (as provided pursuant to Section 1.10(b) hereof), letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to Buyer's duly appointed exchange agent (the "Exchange Agent"), or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").

          (b) Subject to Sections 1.9, 1.11 and 1.12 hereof, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to a certificate or certificates representing the number of full shares of Buyer Common Stock into which the Certificate so surrendered shall have been converted pursuant to this Agreement, and any distribution theretofore declared and not yet paid with respect to such shares of Buyer Common Stock and any amount due with respect to fractional shares, without interest (collectively, the "Merger Consideration").
Such shares of Buyer Common Stock, any amount due with respect to fractional shares and any distribution shall be delivered by the Exchange Agent to each such holder as promptly as practicable after such surrender.

          (c) Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

          (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration to which the shareholder may be entitled pursuant to the provisions of Section 1.7 hereof. After the closing of the transfer books as described in
Section 1.10 hereof, there shall be no further transfer on the records of Target of Certificates, and if such Certificates are presented to Target for transfer, they shall be canceled against delivery of the Merger Consideration. Neither Buyer nor the Exchange Agent shall be obligated to deliver the Merger Consideration until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein. No dividends or distributions declared after the Effective Time on the Buyer Common



Stock will be remitted to any person entitled to receive Buyer Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Buyer Common Stock or furnishes the Required Documentation, at which time such dividends or distributions shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an affiliate shall not be exchanged until Buyer has received a written agreement from such affiliate as required pursuant to Section 5.7 hereof. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration issuable or payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     1.9  No Fractional Shares.  Notwithstanding any other
          --------------------
provision of this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be issued in the Merger. Each holder of Target Common Stock who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive (by check from the Exchange Agent, mailed to the shareholder with the certificate(s) for Buyer Common Stock which such holder is to receive pursuant to the Merger) in lieu thereof, cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $27.50. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     1.10 Closing of Stock Transfer Books.
          -------------------------------

          (a) The stock transfer books of Target shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Target Common Stock that is not registered in the transfer records prior to the closing of such record books, the Merger Consideration issuable or payable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

          (b) At the Effective Time, Target shall provide Buyer with a complete and verified list of registered holders of Target Common Stock based upon its stock transfer books or corporate records as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Target Shareholder List"). Buyer shall be entitled to rely upon the Target Shareholder List to establish the identity of those persons entitled to receive the Merger Consideration, which list shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

     1.11 Anti-Dilution Adjustments.  If, between the date of
          -------------------------
this Agreement and the Effective Time, Buyer shall effect a stock dividend, or make distributions in stock upon, or subdivide, split up, reclassify or combine Buyer Common Stock or declare a dividend or make a distribution on Buyer Common Stock in the form of a security convertible into Buyer Common Stock, then appropriate and proportional adjustment or adjustments will be made to the Exchange Ratio such that such shares, as adjusted, shall result in the issuance of that number of shares of Buyer Common Stock or other securities as if the declaration or payment of such dividend, distribution, subdivision, split-up, reclassification or combination of such Buyer Common Stock had a record or payment date therefor immediately after the Effective Time.

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     1.12 Dissenting Stockholders.  "Dissenting Shares" means shares
          -----------------------
held by any holder who becomes entitled to payment of the fair value of such shares under Part 5 of the TBCA. Dissenting Shares shall not be converted into or be exchangeable for the Merger Consideration, and any holder of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law and Buyer shall cause the Surviving Corporation to pay such consideration with funds provided by Buyer. Each party hereto shall give the other prompt notice of any written demands for the payment of fair value of any shares, withdraws of such demands, and any other instruments, served pursuant to the TBCA, and Target shall give Buyer the opportunity to participate in all negotiations and proceedings with respect to such demands. Target shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands. By his execution of this Agreement, Trumpfheller agrees to vote in favor of the merger and waives his right to demand an appraisal of his Target Common Stock in connection with the Merger.

                          ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF TARGET AND SOLE SHAREHOLDER

     Target and Sole Shareholder hereby jointly and severally represent and warrant to Buyer as follows:

     2.1  Organization and Qualification.  Target is a
          ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Schedule 2.1
                                                         ------------
sets forth true and complete copies of Target's Articles of Incorporation, as amended (certified as of a recent date by the Secretary of State of the State of Texas), and Bylaws, as amended (certified as of the date hereof by the Secretary or an Assistant Secretary of Target).

     2.2  Subsidiaries.  Schedule 2.2 sets forth a complete and
          ------------   ------------
correct list of all of Target's Subsidiaries (each individually a
"Target Subsidiary" and, collectively, the "Target Subsidiaries"), and all outstanding Equity Securities (as hereinafter defined) of each
Target Subsidiary, all of which are owned directly or indirectly by
Target.  Except as disclosed in Schedule 2.2, all of the outstanding
                                ------------
shares of capital stock of the Target Subsidiaries owned directly or indirectly by Target are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Target Subsidiaries is a corporation, limited liability company, bank or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Target Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified.  Except as set forth in
Schedule 2.2, neither Target nor any Target Subsidiary owns
------------
beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, limited liability company, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Target Subsidiaries in Schedule 2.2 hereof. "Equity
                                     ------------
Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities.

     2.3  Capitalization.  The authorized capital stock of Target
          --------------
consists only of One Thousand (1,000) shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding (the "Target Shares"). All treasury shares of Target are identified on
Schedule 2.3.  Trumpfheller is the only legal and beneficial owner of
------------
capital stock or other securities of any kind or class of Target, and owns the Target Shares free and clear of all liens, claims, encumbrances and transfer restrictions. All of the Target Shares are duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, subscriptions, puts, calls or other rights, commitments, undertaking or understanding to acquire, or restrict the transfer of, any capital stock or other securities of any kind or class of Target or any rights, obligations or undertakings convertible into securities of any kind or class of Target which has been authorized or which is outstanding. There is no stock appreciation, phantom stock, profit participation, success fee or similar right with respect to Target that has been authorized or which is outstanding. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Target. Target is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

     2.4  Authorization and Consents.
          --------------------------

          (a) Target has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the Sole Shareholder of Target and the Regulatory Authorities (as defined in Section 2.6 hereof) to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Target and the consummation by Target of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Target. Subject to the approval of the Sole Shareholder of Target and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Target enforceable against Target in accordance with its terms. Except as disclosed on Schedule 2.4(a), neither the execution nor
                       ---------------
delivery nor performance by Target of this Agreement, nor the consummation by Target of the transactions contemplated hereby, nor compliance by Target with any of the provisions hereof, will
(i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Target or any of the Target Subsidiaries under any of the terms, conditions or provisions of (x) its Articles of Incorporation, charter or by-laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Target or any of the Target Subsidiaries is a party or by which it may be bound, or to which Target or any of the Target Subsidiaries or any of the properties or assets of Target or any of the Target Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (d) of this
Section 2.4, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Target or any of the Target Subsidiaries or any of their respective properties or assets.

          (b)  Sole Shareholder.  The Sole Shareholder has all
               ----------------
requisite power and authority to enter into and to consummate the sale contemplated by this Agreement, and otherwise to perform his obligations hereunder. This Agreement constitutes a valid and legally binding obligation of the Sole Shareholder, enforceable against him in accordance with its terms. Except as disclosed on

Schedule 2.4(b), neither the execution and delivery of this Agreement by
---------------
the Sole Shareholder nor the consummation by the Sole Shareholder of the transactions contemplated hereby will (i) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Target Common Stock or any of the properties of Target under, (A) the Articles of Incorporation, as amended, or Bylaws of Target or (B) any note, bond, mortgage indenture, deed of trust, lease, license, agreement or other instrument or obligation to which Target is bound, or by which Target or any of its properties, or the Sole Shareholder or any of the Target Common Stock, may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Sole Shareholder, Target or any of their respective properties. No consent or approval by, notice to or registration with any governmental authority or other third party, other than those disclosed on
Schedule 2.4(b), is required on the part of Sole Shareholder or Target
---------------
in connection with the execution and delivery of this Agreement or the consummation by Sole Shareholder or Target of the Merger and the other transactions contemplated hereby.

          (c)  Regulatory Compliance.  Other than in connection or in
               ---------------------
compliance with the provisions of the TBCA, the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any required approvals of any governmental agencies or governing boards having regulatory authority over Target or any Target Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Target of the transactions contemplated by this Agreement.


     2.5  Financial Statements and Undisclosed Liabilities.
          ------------------------------------------------

          (a)  Target's Financial Statements.  Attached hereto as
               -----------------------------
part of Schedule 2.5(a) are true and complete copies of Target's balance
        ---------------
sheets and related statements of income and cash flow as of and for the fiscal years ended December 31, 1997 and 1996 and unaudited balance sheets and related statements of income and cash flow as of and for the six months ended June 30, 1998 and 1997 (collectively, the "Target Financial Statements"). Except as disclosed on Schedule 2.5(a), the
                                                ---------------
Target Financial Statements (i) have been prepared from the books and records of Target in accordance with generally accepted accounting principles and (ii) fairly present the financial position and results of operations of Target as of and for the fiscal years or interim periods, as the case may be, then ended.

          (b)  Undisclosed Liabilities.  Except as set forth in the
               -----------------------
Target Financial Statements or Schedules to this Agreement, Target has no liabilities or obligations of any kind, whether existing, fixed, contingent upon future events, vested, funded, unfunded or otherwise, except for (i) current liabilities that were incurred since June 30, 1998, in the ordinary course of Target's business, and (ii) liabilities which will not have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means (A) any adverse impact on the assets, operations, liabilities, earnings, prospects, business or condition of Target that represents a diminution in value to Target (whether immediate or as a result of diminished future cash flows) of more than Ten Thousand Dollars ($10,000), (B) any loss of the full-time services of key personnel of Target, and/or (C) the creation of any lien, security interest, charge or encumbrance upon any of the properties of Target.

     2.6  Target Reports.  Since January 1, 1995, each of Target and
          --------------
the Target Subsidiaries has timely filed any and all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the Securities and Exchange Commission, including, but not limited to, Forms 10-K, Forms 10-Q and Forms 8-K and (ii) any federal, state, municipal or local government, securities, banking, savings and loan, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses (i) and (ii) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Target Reports." As of each of their respective dates, the Target Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority. With respect to Target Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Target or any of the Target Subsidiaries.

     2.7  Absence of Certain Changes or Events.  Since December 31,
          ------------------------------------
1997, and except as disclosed on Schedule 2.7 or as contemplated by this
                                 ----------
Agreement, there has not been with respect to Target:

          (a) any change in the assets, operations, liabilities, earnings, prospects, business or condition (financial or otherwise) that has been or which the Sole Shareholder reasonably should expect to have, individually or in the aggregate with other changes, a Material Adverse Effect;

          (b) any damage, destruction or casualty loss (whether or not covered by insurance) which has been or which the Sole Shareholder reasonably should expect to have a Material Adverse Effect;

          (c)  any increase in the compensation payable to any
director, officer, employee or agent other than routine increases made in the ordinary course of business consistent with past practice, or any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of any of such director, officer, employee or agent, or any employee welfare, pension, retirement or similar payment or arrangement made or agreed to by Target with respect to any such director, officer, employee or agent, other than pursuant to the existing plans disclosed on
Schedule 2.14(c)(i);
-------------------

          (d)  any addition to, or modification of, any profit
sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, arrangement or practice described on
Schedule 2.14(c)(i) other than accruals in accordance with the normal
-------------------
practices of Target and the extension of coverage to employees who became eligible after December 31, 1997;

          (e) any sale, assignment or transfer (including, without limitation, any collateral assignment or the granting or permitting of any lien, charge or encumbrance arising other than in connection with the creation of a security interest in after-acquired property under a security agreement disclosed on Schedule 2.8) of any asset, property or
                                ------------
right (except sales of inventory and sale or disposal of worn out and obsolete fixed assets, each in the ordinary course of business);

          (f) any amendment, modification, waiver or cancellation of any debt owed to, or claim of, Target or settlement of any dispute involving any payment or other obligation due to or owed by Target to be made or performed after the Closing Date involving more than $5,000 (provided that all items excluded by reason of such threshold are less than $10,000 in the aggregate);

          (g) any borrowing of money, any increase in any existing indebtedness or the incurrence of any obligation or liability (whether absolute or contingent), other than current liabilities incurred in the ordinary course of business;

          (h) any capital expenditure or commitment to make a capital expenditure (exclusive of expenditures for repair or maintenance of equipment in the ordinary course of business) exceeding $5,000 individually or $10,000 in the aggregate, or the execution of any lease or similar arrangement with respect to any aspect of the business of Target, or incurring of liability therefor;

          (i) any cancellation, termination or amendment of any material contract, agreement, license or other instrument to which Target is a party or by which it is bound;

          (j) any lending or advance of money or other pledging of credit, by way of guaranty or otherwise, in connection with any aspect of its business, except normal travel and expense advances to employees and normal equity advances incurred with respect to residential real property, in the ordinary course of business consistent with prior practice;

          (k) any declaration or payment of any dividend or other distribution of any kind with respect to any of the capital stock of Target;

          (l) any failure on the part of Target to operate its business in the ordinary course and to preserve its business organization intact;

          (m)  any agreement by, or commitment of, the Sole
Shareholder or Target to do or permit any of the foregoing; or

          (n) any other event or condition of any character which, in any one case or in the aggregate, will or can reasonably be expected to have a Material Adverse Effect.

     2.8  Title to Assets; Condition of Equipment.  Schedule 2.8
          ---------------------------------------   ------------
contains the address of all real properties owned or used by Target and the buildings and structures located thereon ("Business Premises"). Except as set forth on Schedule 2.8, Target has good and marketable
                       ------------
title to all assets and properties used in its business, subject to assets held under lease arrangements disclosed on Schedule 2.10. With
                                                  -------------
the exception of (a) the liens, security interests and other encumbrances disclosed on Schedule 2.8, (b) liens arising by operation
                          ------------
of law for taxes accrued but not yet payable, and (c) such imperfections of title, if any, as do not materially detract from the value or interfere with Target's present use of such assets nor impair the marketability of title of any of the assets or properties of Target, none of the assets of Target is subject to any lease, lien, security interest, mortgage, charge, easement or encumbrance, right of first refusal, option or other restriction of any nature whatsoever, nor subject to any pending or, to the Sole Shareholder's knowledge, threatened condemnation proceedings. To the Sole Shareholder's knowledge, none of the Business Premises or the operation or maintenance thereof as now operated and maintained, contravenes any applicable zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law. Unless otherwise set forth on Schedule 2.8, the Business Premises are in good operating
         ------------
condition and repair.

     2.9  Cash, Cash Equivalents, Receivables and Prepaid Expenses.
          --------------------------------------------------------

          (a)  Set forth on Schedule 2.9(a) are (i) a list of all
                            ---------------
bank lines, credit arrangements, bank accounts, money market and securities brokerage accounts, and safe deposit boxes maintained by Target together with the names of all authorized signatories on each such arrangement or account and (ii) a list of all certificates of deposit, money market fund investments, other cash equivalents, marketable securities of other persons and investment companies and similar temporary investments.

          (b)  All of the accounts receivable of Target reflected on the Target Financial Statements and all such accounts receivable arising subsequent to the date thereof, (i) represent actual indebtedness incurred by the applicable account debtors, (ii) have arisen in the ordinary course of Target's business, (iii) except for liens, security interests and encumbrances described on Schedule 2.8(b), are subject to
                                        ---------------
no prior assignment, claim, charge or encumbrance of any nature whatsoever, and (iv) are collectible net of the allowance for uncollectible accounts set forth on the Target Financial Statements, as the case may be, without rights of counterclaim or setoff by any account debtor.

          (c) All of the prepaid expenses of Target reflected on the Target Financial Statements represent actual advance payments of Target's ordinary operating expenses, and can be utilized in full by Target after the Closing to the extent not used in the ordinary course of business prior to Closing.

     2.10 Other Agreements; Absence of Defaults.  Except as disclosed
          -------------------------------------
on Schedule 2.10, neither Target nor any of its assets or properties is
   -------------
a party to or bound by: (a) any loan agreement, note, mortgage, deed of trust, security agreement, conditional sales agreement, capital lease, guaranty, letter of credit arrangement or other document or instrument reflecting present or contingent indebtedness of Target or for which any of Target's properties are mortgaged or pledged as collateral (all such items are referred to collectively as the "Loan Documents"); (b) any employment agreement, consulting agreement, sales agency agreement, distributor agreement or other contractual arrangement for services;
(c) any collective bargaining agreement covering any employees; (d) any contract, agreement or arrangement which prohibits or restricts Target from freely engaging in any business in any part of the world; (e) any contract, agreement or arrangement relating to the marketing or sales of its services, or requiring minimum or exclusive purchases of supplies or services from vendors; (f) any contract, agreement or arrangement between Target and a client for the provision of relocation services;
(g) any contract relating to a prior business acquisition, merger, combination or similar transaction or reorganization under which Target has any continuing rights or obligations; (h) any contract under which Target has agreed to indemnify a present or former officer, director or employee of Target; or (i) any other contract, agreement, lease, license, outstanding bid or offer or other commitment (whether formal or informal, written or oral) calling for the payment or receipt by Target of property or services valued at $5,000 or more, excluding purchase orders for supplies ordered in the ordinary course of business. The Sole Shareholder has made available for inspection by Buyer a true and complete copy of each agreement, instrument or other document (as amended) referenced or cross-referenced in Schedule 2.10. In the case
                                           -------------
of oral contracts and commitments required to be disclosed pursuant to this Section, Schedule 2.10 contains a true and complete description of
              -------------
the material terms thereof.  Except as disclosed on Schedule 2.10,
                                                    -------------
Target is not in default under any Loan Document, contract, offer, commitment or other item listed on Schedule 2.10, nor has any event
                                   -------------
occurred which, upon notice or passage of time or both, will result in such a default. Except as disclosed on Schedule 2.10, all payments
                                        -------------
required to be made by Target pursuant to the Loan Documents on or prior to the date hereof have been paid in full.

     2.11 Patents and Trademarks; Year 2000.
          ---------------------------------

          (a)  Except as noted on Schedule 2.11(a), Target does not
                                  ----------------
use any patent, trade name, trademark, service mark or copyright, or any application therefor whether or not registered (collectively, "Patents and Trademarks") that is not owned by or validly licensed to Target, except where the failure to have a license will not have a Material Adverse Effect. All Patents and Trademarks (and any applications therefor) used by Target are described on Schedule 2.11(a) hereto,
                                          ----------------
together with the name and address of the owner thereof if other than Target. Schedule 2.11(a) contains a true and complete list of all
         ----------------
license agreements, indemnification agreements and other agreements or understandings with respect to Patents and Trademarks, and true and complete copies of the same have been delivered to Buyer for review. Except as disclosed in Schedule 2.11(a), no Patents and Trademarks
                       ----------------
owned, licensed or used by Target are the subject of a lawsuit or any other proceeding involving Target, no party has challenged or threatened to challenge Target's right to use such Patents and Trademarks, and to the Sole Shareholder's knowledge there is no basis for any such challenge based on a claim of infringement or otherwise.

          (b) To the best knowledge of Target all computer software and hardware utilized by Target is, or Target has taken all required steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or the Sole Shareholder has taken steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will be, designed to be used prior to, during and after the calendar year
2000 A.D., and such software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represent or reference different centuries or more than one century.

     2.12 No Violation of Statute, Decree or Order.  Except as
          ----------------------------------------
disclosed on Schedule 2.12, Target, is not, and since January 1, 1995
             -------------
has not been, in default under or in breach or violation of any statute, law, ordinance, decree, order, rule or regulation of any governmental body applicable to Target or its properties, except where such default, breach or violation will not and cannot reasonably be expected to have a Material Adverse Effect. The consummation of the Merger and the consummation of the other transactions contemplated by this Agreement will not constitute or result in any default under or breach or violation of any statute, law, ordinance, decree, order, rule or regulation of any governmental body applicable to Target or its respective properties.

     2.13 Litigation.  Except as listed in Schedule 2.13, there is
          ----------                       -------------
not, and since January 1, 1995 there has not been, any suit, claim, action, proceeding or governmental investigation against Target or respecting any aspect of its business ("Third Party Litigation") pending or, to the Sole Shareholder's knowledge, threatened, nor to the Sole Shareholder's knowledge is there presently any condition or set of facts which will give rise to any Third Party Litigation. There are no decrees, injunctions or orders of any court, administrative or regulatory body, arbitration panel or governmental agency outstanding against Target relating to any aspect of its business under which Target has continuing obligations. There is no suit, claim, action, proceeding or governmental investigation now pending or, to the Sole Shareholder's knowledge, threatened against the Sole Shareholder or Target which contests the validity of this Agreement or the ability of Target or the Sole Shareholder to consummate the Merger and other transactions contemplated by this Agreement. The Sole Shareholder has furnished to Buyer true and correct copies of all audit response letters received by Target in the twelve months preceding the date hereof from legal counsel devoting substantive attention to matters which may result in any liability or obligation of Target.

     2.14 Employee Benefit Plans.
          ----------------------

          (a)  Definitions.  For purposes of this Section 2.14:
               -----------

               (i)  Arrangement.  The term "Arrangement" means any
                    -----------
personnel policy (including, but not limited to, vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), salary reduction agreements, change-in-control agreements, employment agreements, stock option plans, consulting agreements or any other benefit, program, agreement or contract, whether or not written,
(A) which currently is being or since December 31, 1992 has been maintained for employees of Target or (B) to which Target makes or is required to make, or since December 31, 1992 has made or was required to make, contributions.

               (ii) Plan.  The term "Plan" includes each employee
                    ----
benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (other than a Multiemployer Plan within the meaning of Section 3(37) of ERISA, but including terminated Plans) (A) which currently is being or since December 31, 1992 has been maintained for employees of Target or (B) to which Target makes or is required to make, or since December 31, 1992 has made or was required to make, contributions.

               (iii) Qualified Plan.  The term "Qualified Plan" means
                     --------------
any Plan which is an employee pension benefit plan as defined in
Section 3(2) of ERISA and which is intended to meet the qualification requirements of Section 401(a) of the Code.

               (iv) Title IV Plan.  The term "Title IV Plan" means
                    -------------
any Qualified Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA.

          (b)  Operations of Plans.  Except as set forth on
               -------------------
Schedule 2.14(b):
----------------

               (i) Each Arrangement and each Plan has been administered in compliance with its terms and with all filing, reporting, disclosure and other requirements of all applicable statutes (including, but not limited to, ERISA, the Code and the Consolidated Omnibus Budget Reconciliation Act), regulations and interpretations thereunder. Each Qualified Plan (together with its related funding instrument) is intended to be qualified and tax exempt under Sections 401 and 501 of the Code and is the subject of a favorable Internal Revenue Service determination with respect to such qualification and exemption.

               (ii) All oral or written communications with respect to each Arrangement and each Plan materially reflect and have materially reflected the documents and operations of the Arrangement or Plan and no action is pending or, to any of the Sole Shareholder's knowledge, threatened, against any person to assert any liability by reason of any such communication or any failure to communicate with respect to any Arrangement or Plan.

               (iii) Target does not contribute to or sponsor, and has never contributed to or sponsored, any Title IV Plan.

               (iv) Neither Target, nor any of its directors or employees, has engaged in any transaction with respect to the Plans, including the execution and delivery of this

Agreement and other agreements, instruments and documents for which execution and delivery by Target is contemplated herein, in violation of
Section 406(a) or (b) of ERISA or which is a "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under
Section 408(a) of ERISA and which has or would have a Material Adverse
Effect.

               (v) Target, and every other person who handles funds or other property of any Plan, is bonded to the extent required by
Section 412 of ERISA and no civil or criminal action with respect to any Arrangement or Plan, pursuant to any federal or state law, has been brought, is pending or, to the Sole Shareholder's knowledge, threatened against Target, any officer, director or employee of Target of any Arrangement or Plan. Neither Target nor any other person has, or has had, any liability to any participant or beneficiary under any Plan or Arrangement or to any other person under any provision of ERISA or any other applicable law by reason of any action or failure to act in connection with any Plan or Arrangement, including, but not limited to, any liability by reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights.

               (vi) There are no Plans or Arrangements to which Target is a party or by which it is bound and under which, as a result of this Agreement or any transaction contemplated by this Agreement, any director, officer, employee or other agent of Target or any other party claiming through such a person (A) shall or may acquire rights with respect to any Plan or Arrangement (including, without limitation, the creation, increase or extension of new or existing rights), (B) shall become entitled to a distribution or payment with respect to any Plan or Arrangement at a date earlier than if this Agreement had not been signed or such transaction had not occurred (except for benefits paid in the normal course under a Plan upon termination of a Plan participant's employment with Target or any successor employer), or (C) shall otherwise receive or become vested in rights or benefits with respect to any Plan or Arrangement.

          (c)  Plan Documents and Records.
               --------------------------

               (i)  All Arrangements and Plans are set forth in
Schedule 2.14(c)(i).  Correct and complete copies of all documents,
-------------------
including all amendments thereto, with respect to each Arrangement and Plan, have been heretofore delivered to the Buyer. These documents include, but are not limited to, (A) current (and for those Plans or Arrangements terminated since January 1, 1995, current as of the applicable termination date) Plan and Arrangement documents, trust agreements, insurance contracts, annuity contracts, summary plan descriptions, investment manager and investment adviser contracts and Internal Revenue Service determination letters, (B) for the most recent three full plan years ended prior to the date hereof, annual and quarterly (for any quarter ended since the most recent full plan year) audit reports, financial statements, annual reports (Form 5500), analyses of discrimination testing under Code Sections 401(k) and 401(m) and other filings with governmental agencies, (C) any Internal Revenue Service recognitions of exemption issued since December 31, 1988, and
(D) any other general explanation or substantive communication distributed or otherwise provided to participants in each such Arrangement or Plan which describes any relevant aspect of each Arrangement or Plan.

               (ii) As of the date of Closing, the participant or beneficiary records with respect to each Arrangement and Plan shall be in the custody of the persons listed on Schedule 2.14(c)(ii). Except as
                                        --------------------
set forth on Schedule 2.14(c)(ii), all such records accurately set forth
             --------------------
the history of each participant and beneficiary in connection with each Arrangement and Plan, and accurately state the benefits accrued or credited to each such person, as of the end of the last quarter of the applicable Plan year preceding the Effective Time, and provide information sufficient to determine such benefits for the period from the last quarter to the Effective Time.

          (d)  Finances.  All contributions payable to each Qualified
               --------
Plan for all benefits earned and other liabilities accrued through December 31, 1997, determined in accordance with the terms and conditions of such Qualified Plan, ERISA and the Code, have been paid or otherwise provided for, and to the extent unpaid are reflected on the Target Financial Statements. Schedule 2.14(d) sets forth (1) the amount
                              ----------------
of the liability for minimum contributions for the last plan year to any Qualified Plan, (2) the approximate amount of the minimum contribution to any Qualified Plan for the plan year during which the Closing is to occur, (3) the annual cost of providing coverage under any Plan that is a welfare plan as defined in Section 3(1) of ERISA to all current employees of Target and all dependents of a current employee, and
(4) the annual cost of providing coverage under any Plan that is a welfare plan as defined in Section 3(1) of ERISA to all former employees of Target and all dependents of a former employee.

          (e)  Multiemployer Plans.  Target has not, and neither
               -------------------
Target nor any predecessor ever has had, an obligation to contribute to a "Multiemployer Plan" within the meaning of Section 3(37) of ERISA.

     2.15 Discrimination, Occupational Safety, Labor and Other
          ----------------------------------------------------
Statutes and Regulations.  Except as disclosed on Schedule 2.15, no
------------------------                          -------------
person, party or labor organization (including, but not limited to, governmental agencies of any kind) has any claim, action or proceeding pending or, to the Sole Shareholder's knowledge, threatened or available to it against Target arising out of any statute, ordinance or regulation relating to the payment of wages or benefits, plant closing laws, discrimination in employment, employment practices, immigration, continuation of health insurance benefits or occupational safety and health standards (including, but without limiting the foregoing, any applicable state statutes, any rules, regulations or other similar standards of the Occupational Health and Safety Administration, the Truth In Lending Act, the Real Estate Settlement Practices Act, the Fair Labor Standards Act, National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, or the Americans with Disabilities Act, in each case as amended). Except as disclosed on Schedule 2.15, to the Sole Shareholder's
                       -------------
knowledge, there is not presently pending or threatened any proceeding, hearing or investigation with respect to the adoption by any state, county or municipality where a Business Premises is located, of amendments or modifications to existing local or municipal laws, ordinances, regulations or restrictions with respect to such matters which, if adopted, would have a Material Adverse Effect.

     2.16 Insurance Policies.  Schedule 2.16 sets forth a complete
          ------------------   -------------
list of insurance policies and bonds in force covering Target and/or its properties, operations and personnel. Upon request, each of said policies, together with all records and documents relating to insured losses and claims (other than under any group health or major medical insurance policy) paid or made during the past three years will be made available to Buyer for its review. All such policies are in full force and effect, Target is not in default with respect to its obligations under such policies, Target has not received any notice of cancellation of any of such policies, and there is no claim outstanding which could be expected to cause a material increase in Target's insurance rates. Except as disclosed in Schedule 2.16, there has been no reservation of
                       -------------
rights by any insurance carrier, and to the Sole Shareholder's knowledge no such reservation is threatened, concerning the coverage of any matter required to be disclosed pursuant to this Agreement.

     2.17 Environmental Matters.
          ---------------------

          (a)  Environmental Claims.  Except as set forth on
               --------------------
Schedule 2.17(a), neither Target nor the Sole Shareholder has received
----------------
any oral or written notice of, nor to the Sole Shareholder's knowledge is there any basis for, any violation, citation, claim or complaint relating to the business of Target or any property now or previously owned or operated by Target arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (Clean Water Act), the Clean Air Act, the Powerplant and Industrial Fuel Use Act of 1978, the National Environmental Policy Act (Environmental Impact Statement) and antipollution, waste control and disposal and environmental "cleanup" provisions of similar statutes of any Governmental Authority, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith (collectively, "Environmental Matters"). Schedule 2.17(a) sets forth all Environmental
                           ----------------
Matters and all such violations, citations, claims and complaints.

          (b)  Hazardous Substances.  Except as set forth in
               --------------------
Schedule 2.17(b), to the Sole Shareholder's knowledge no underground
----------------
tanks are now or have been located at any facility now or previously owned or operated by Target, and no toxic or hazardous substances have been generated, treated, stored, disposed of on or from or otherwise deposited in or on or allowed to emanate from any such property (irrespective of whether such substances remain at the property or were transferred to or otherwise disposed of off site), including, without limitation, the surface waters and subsurface waters thereof, which may support a claim or cause of action under any federal, state or local environmental statutes, ordinances, regulations or guidelines.

     2.18 Governmental Approvals.  Schedule 2.18 contains a listing of
          ----------------------   -------------
all licenses, franchises, permits (including, without limitation, environmental permits) and other governmental authorizations held by Target or any of its employees. All of such licenses, franchises, permits and governmental authorizations are in full force and effect, and to the Sole Shareholder's knowledge, there is no basis for any governmental body to deny or rescind any such license, franchise, permit or governmental authorization. The business of Target as presently conducted does not require any other license, franchise, permit or other governmental authorization for Target or any of its employees from any governmental body, whether federal, state, local or foreign.

     2.19 Taxes.
          -----

          (a)  Definitions.  For purposes of this Section 2.19 and
               -----------
Article 6 of this Agreement:

               (i) the term "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto;

               (ii) the term "Returns" shall mean, collectively,
(A) all reports, declarations, estimates, returns, information statements and similar documents relating to, or required to be filed in respect of, any Taxes; and (B) any statements, returns, reports or similar documents required to be filed pursuant to Part III of Subchapter A of Chapter 61 of the Code or pursuant to any similar income, excise or other tax provision of federal, territorial, state, local or foreign law; and the term "Return" means any one of the foregoing Returns; and

               (iii) the term "Taxes" shall mean (A) all taxes measured with respect to net income, gross income or taxable income, and all gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall profits, customs, duties and other taxes, fees, assessments or charges of any kind whatever, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (B) any penalties, interest or other additions to tax for the failure to collect, withhold or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes; provided, however, that when used with reference to a specified person (for example and without limitation, "Taxes of Target"), the terms "Taxes" and "Tax" shall include only those amounts for which such person is, or could become, liable in whole or part (including, without limitation, any obligation in connection with a duty to collect, withhold or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnify or pay the Tax obligations of another person).

          (b)  Returns Filed and Taxes Paid.  Except as otherwise set
               ----------------------------
forth in Schedule 2.19(b):  (i) Target has duly filed or caused to be
         ----------------
filed, on or before the due date thereof (taking into account any extensions), with the appropriate taxing authorities, all Returns that it is required to file; (ii) each such Return (including any amendment thereto) is true, correct and complete in all material respects; and
(iii) all Taxes of Target due with respect to, or shown to be due on, each such Return (or amendment) or subsequent assessment with regard thereto, have been timely paid, or an adequate reserve has been established therefor on the Target Financial Statements. The Sole Shareholder has delivered to Buyer true copies of Target's federal and state income tax Returns (and amended Returns, revenue agents' reports and other notices from federal or state taxing authorities) for the last four taxable years of Target.

          (c)  Tax Reserves and Tax Liabilities.  The amount of
               --------------------------------
Target's liability for unpaid Taxes for all periods ending on or before the date of the Target Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Target Financial Statements and the amount of Target's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of Target on the Closing Date. Except for Taxes so accrued, no other Taxes of Target are due or payable with respect to any taxable periods or portions of periods ending on or before the date hereof. Target has collected or withheld all Taxes that it is required to collect or withhold. Target is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement, or any other contractual obligation to pay the Tax obligations of another person or to pay the Tax obligations with respect to transactions relating to any other person, except as otherwise set forth in Schedule 2.19(c).
         ----------------

          (d)  Audit History and Other Proceedings.  Target has not
               -----------------------------------
made an election under Treas. Reg. Section 301.6241-1T(c)(2)(v)(A) (relating to entity level audit proceedings). Except as set forth in
Schedule 2.19(d):  (i) there are no pending or, to the Sole
----------------
Shareholder's knowledge, threatened (either in writing or verbally, formally or informally) audits, investigations, claims, suits or other proceedings for or relating to any material liability in respect of Taxes; (ii) no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority;
(iii) there are no matters under discussion with any governmental authorities that could result in any additional amount of Taxes; (iv) no extension of a statute of limitations (whether arising by reason of a waiver, claim for refund or otherwise) relating to Taxes or Returns is in effect; and (v) there are no requests for rulings or determinations in respect of Taxes pending with any governmental authority. With regard to taxable periods beginning after 1992, audits of Federal, state and local Returns have been completed by the relevant taxing authorities with regard to the Taxes, jurisdictions and periods set forth in Schedule 2.19(d).
                         ----------------

          (e)  Tax Basis, Attributes and Miscellaneous Elections.
               -------------------------------------------------
Except as otherwise set forth in Schedule 2.19(e):  (i) the net carrying
                                 ----------------
values of all assets of Target, as reflected on the Target Financial Statements, are equal in all material respects to the adjusted bases of those assets for Federal income tax purposes; (ii) Target does not own any real property in the State of New York or any other jurisdiction in which a Tax is imposed upon the transfer of an interest in real property; (iii) any change made in any method of accounting used by Target for Federal income tax purposes has been approved by the Internal Revenue Service in accordance with Section 446(e) of the Code;
(iv) Target will not have a "net unrealized built-in loss" (as defined in Section 382(h)(3) of the Code) on the Closing Date; (v) Target has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code; (vi) Target has never been a member of any combined, consolidated or unitary group for state income or franchise tax purposes and does not file (and is not required to file) combined, consolidated or unitary Returns for state income or franchise tax purposes; (vii) Target is not a party to any agreement, arrangement or plan that has resulted or could result in the payment of any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof); (viii) Target is not subject to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income tax purposes; and
(ix) Target has fully disclosed on its Federal income tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662. Except as otherwise set forth in Schedule 2.1, Target: (i) does not have any
                          ------------
net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, 384, or the Federal consolidated return regulations; (ii) has not agreed, or is not otherwise required, to make any adjustment or report any income under
Section 481 of the Code after the Closing Date by reason of a change in accounting method or otherwise; (iii) has not been a party to any transaction that could cease to be a "reorganization" (as defined in
Section 168 of the Code) as a result of the transactions contemplated by this Agreement; (iv) has not made, or is not required to make (or take any action that could result in), an election or deemed election under
Section 338 of the Code; (v) has not made an election, or is not otherwise required, to treat any asset of Target as owned by another person pursuant to the so-called "safe harbor lease" provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981; (vi) does not have any asset that directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code; (vii) does not have any asset that is "tax-exempt use property" as defined in Section 168(h) of the Code; (viii) does not have any asset that is subject to a lease, other than a "true" lease for Federal income tax purposes; and (ix) has not made (or given) any of the foregoing elections (or consents) or is not required to apply any rules similar to the foregoing under any provisions of territorial, state, local or foreign income tax law. Accurately set forth in Schedule 2.19(e) is: (i) a list of all
                        ----------------
states, territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by Target; and (ii) a complete schedule of the amount of any net operating loss, net capital loss, unused investment or other credits, unused foreign tax credits, and excess charitable contributions. The transactions contemplated by this Agreement are not subject to the withholding provisions of Section 3406 of the Code, or of subchapter A of Chapter 3 of the Code, or of any similar provision of territorial, state, local or foreign tax law.

     2.20 Subsidiaries and Investments.  Except as disclosed on
          ----------------------------
Schedule 2.20, Target does not own, and in the last five (5) years has
-------------
not owned, any subsidiary or any equity or debt security of, or other material economic interest in, any other corporation, partnership, joint venture or other business enterprise.

     2.21 Corporate Minutes and Stock Transfer Records.  The Sole
          --------------------------------------------
Shareholder has furnished to Buyer for review the corporate minutes of Target, which are current and complete and which contain an accurate record of all actions taken by the Board of Directors and the Sole Shareholder of Target. The Sole Shareholder has furnished to Buyer for review the stock certificate books of Target, which are current, complete and correct and which accurately reflect all transactions involving Equity Securities of Target.

     2.22 Transactions With Affiliates.  Except as disclosed on
          ----------------------------
Schedule 2.22, neither the Sole Shareholder nor any officer or director
-------------
of Target, will immediately prior to or immediately after the Closing Date (a) have any direct or indirect interest, except through ownership of less than two percent (2%) of the outstanding securities of corporations listed on a national securities exchange or registered under the Exchange Act, in any entity which does business with Target or is competitive with its business or any property, asset or right which is used by Target in the conduct of such business or (b) be a party to any transaction with Target relating to any aspect of its business, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing or services, by,
(ii) providing for lease, management, rental or purchase or real or personal property to or from, or (iii) otherwise requiring payments to (other than for services as employees, officers or directors) any such person, any member of the immediate family of any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest or is an officer, director, trustee or partner. Except as disclosed on Schedule 2.22, no employee of Target is
                                 -------------
presently a party, directly or indirectly, to any transaction with Target (other than as an employee) relating to any aspect of its business requiring payments by Target in excess of $500 within any twelve-month period.

     2.23 No Broker.  No person has acted in the capacity of broker or
          ---------
finder on behalf of the Sole Shareholder or Target (a) to bring about the negotiation or consummation of this Agreement, the Merger or the sale of any of the Target Shares or (b) in connection with any prior transaction involving a sale of a material portion of Target's assets or Target's stock, whether directly, by merger or otherwise.

     2.24 Accuracy of Statements.  Neither this Agreement nor any
          ----------------------
Schedule hereto nor any certificate furnished by Target or the Sole Shareholder to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     2.25 Directors' and Officers' Insurance.  Each of the Target, the
          ----------------------------------
Target Subsidiaries and the Sole Shareholder has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to the Sole Shareholder.

     2.26 Compliance with Laws.
          --------------------

          (a) To the best knowledge of the Sole Shareholder and Target, Target and each of the Target Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of the Sole Shareholder, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect.

          (b) (i) Each of Target and the Target Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Target or any of the Target Subsidiaries that are a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, and (ii) neither the Target nor any of the Target Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except in the case of subparts (i) and (ii) where such failure to comply or default would not have a Material Adverse Effect.

          (c)  Except as set forth on Schedule 2.26(c), neither the
                                      ----------------
Target nor any of the Target Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Target (A) that is contaminated by or contains any toxic substance, including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment and regulated by federal, state or local law or (B) on which any toxic substance has been stored, disposed of, placed or used at the Property or in the construction of structures thereon; and which, in each case, reasonably could be expected to have a Material Adverse Effect. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Target or any of the Target Subsidiaries, including, without limitation, property in which any venture capital or similar unit of Target or any of the Target Subsidiaries has an interest and, to the best knowledge of the Target, property held by Target or any of the Target Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending or, to the best knowledge of the Sole Shareholder or Target, threatened, and no material claim has been asserted against Target or any of the Target Subsidiaries relating to Property of Target or any of the Target Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to toxic substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Target or any of the Target Subsidiaries with respect to the same.

          (d) Neither the Sole Shareholder nor the Target nor any Target Subsidiary has received any notification or communication that has not been finally resolved from any Regulatory Authority
(i) asserting that Target or any of the Target Subsidiaries or any Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a Material Adverse Effect, (ii) threatening to revoke any license, franchise, permit or governmental authorization that reasonably could be expected to have a Material Adverse Effect, or (iii) requiring or threatening to require the Target or any of the Target Subsidiaries, or indicating that the Target or any of the Target Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of the Target or any of the Target Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                            ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Target and Sole
Shareholder as follows:

     3.1  Organization and Authority.  Buyer is a corporation duly
          --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

     3.2  Capitalization of Buyer, Merger Sub.  The authorized capital
          -----------------------------------
stock of Buyer consists of (i) 10,000,000 shares of Buyer Common Stock and (ii) 1,000,000 shares of preferred stock, $0.01 par value, of Buyer ("Buyer Preferred Stock"). As of September 15, 1998, 1,580,604 shares of Buyer Common Stock were issued and outstanding. As of the date hereof, Buyer has designated 2,100 shares of Buyer Preferred Stock as "Series C 6.75% Cumulative Convertible Preferred Stock," of which 1,672 shares are issued and outstanding (the "Series C Preferred Stock"), and 100,000 shares of Buyer Preferred Stock as "Series D Junior Participating Preferred Stock," of which no shares are issued and outstanding (the "Series D Preferred Stock"), and has reserved such shares under a Rights Agreement dated August 26, 1998 between Buyer and Unified Fund Services, Inc. (the "Rights Agreement" and, the rights to be issued pursuant thereto, the "Rights"). As of the date hereof, Buyer has reserved (i) 6,000 shares of Buyer Common Stock for issuance pursuant to subscriptions accepted by the Company in connection with a recently completed private placement, (ii) approximately 1,100,000 shares of Buyer Common Stock for issuance in connection with the proposed acquisitions of Strategic Fund Services, Inc., SBX Inc., Commonwealth Investment Services, Inc., Equity Underwriting Group, Inc., Commonwealth Premium Finance Corporation and Target, (iii) 1,500,000 shares of Buyer Common Stock for issuance pursuant to the Unified Financial Services, Inc. 1998 Stock Incentive Plan, (iv) 225,720 shares of Buyer Common Stock for issuance upon the conversion of the Series C Preferred Stock (each share of Series C Preferred Stock is convertible into 135 shares of Buyer Common Stock) and (v) 1,750,000 shares of Buyer Common Stock for issuance in connection with a proposed private placement. Prior to the Effective Time, additional shares of Buyer Common Stock may be issued upon the conversion by Buyer of its Series C Preferred Stock upon the exercise of the conversion rights with respect thereto. Buyer continually evaluates possible acquisitions and may prior to the Closing Date enter into one or more agreements providing for, and may consummate, the acquisition by it of another company (or the assets thereof) for consideration that may include capital stock of Buyer. In addition, prior to the Closing Date, Buyer may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes or to repurchase shares of its outstanding capital stock. All of the present (and to be) issued and outstanding shares of Buyer Common Stock are (and will be) validly issued, fully paid and nonassessable, and have not been (and will not be) issued in violation of any preemptive right of any stockholder of Buyer. Prior to Closing, Buyer shall take all appropriate action to cause Merger Sub to approve and consummate the Merger in accordance with the terms and subject to the conditions in this Agreement.

     3.3  Authorization.
          -------------

          (a) Buyer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the Merger and other transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. Subject to the receipt of such approvals of regulatory authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

          (b) Neither the execution, delivery and performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien upon any of the properties or assets of Buyer under any of the terms, conditions or provisions of (x) its Certificate of Incorporation or Bylaws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which it may be bound, or to which Buyer or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.3, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, other than violations, conflicts, breaches, defaults, terminations, accelerations or liens which would not have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

          (c) Other than in connection with or in compliance with the provisions of federal securities laws, the securities or blue sky laws of the various states, the HSR Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

     3.4  Buyer Financial Statements.  The consolidated balance sheet
          --------------------------
of Buyer and its subsidiaries as of December 31, 1997 and 1996 and related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, together with the notes thereto, audited by Larry E. Nunn & Associates, L.L.C. (collectively, the "Buyer Financial Statements"), have been prepared in accordance with generally accepted accounting principles, present fairly the consolidated financial position of Buyer and its subsidiaries at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of Buyer and its subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices. Neither Buyer nor any of its subsidiaries has any material contingent liabilities that are not described in the Buyer Financial Statements. Attached hereto as Schedule 3.4 are true and complete copies
                               ------------
of Buyer's Annual Report on Form 10-KSB for the year ended December 31, 1997 and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 (collectively, the "SEC Reports"). Buyer has timely filed any and all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Securities and Exchange Commission (the "SEC"), including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K and proxy statements. As of each of their respective dates, the Buyer SEC Reports complied in all material respects with all the rules and regulations promulgated by the SEC. With respect to the SEC Reports, there is no material unresolved violation, criticism or exception by the SEC with respect to any report or statement filed by, or any examinations of, Buyer.


     3.5  Material Adverse Change.  Since June 30, 1998, there has
          -----------------------
been no material adverse change to the financial position or results of operation of Buyer and its subsidiaries, taken as a whole.

     3.6  Legal Proceedings or Other Adverse Facts.  Except as
          ----------------------------------------
otherwise disclosed in the Buyer Financial Statements, neither Buyer nor any of its subsidiaries is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on Buyer and its subsidiaries, taken as a whole.

     3.7  Brokers and Finders.  Neither Buyer nor any of its officers,
          -------------------
directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby.

     3.8  Accuracy of Information.  The statements contained in this
          -----------------------
Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

                            ARTICLE 4

       COVENANTS RELATING TO TARGET AND COMPETITION

     4.1  Conduct of Business by Target.  From the date hereof to the
          -----------------------------
Closing Date, except for transactions which are expressly approved in writing by Buyer or contemplated by this Agreement, Target shall, and the Sole Shareholder shall cause Target to, refrain from:

          (a) subjecting any of its assets and properties, tangible or intangible, to any lien of any kind, exclusive of liens arising as a matter of law in the ordinary course of business as to which there is no known default;

          (b) except for sale or disposal of worn out and obsolete fixed assets in the ordinary course of business, selling, assigning, transferring or otherwise disposing of any of Target's assets and properties;

          (c) declaring or paying any dividend, whether in cash or other property, or effecting or permitting any other distribution of any kind on or with respect to any of the capital stock of Target;

          (d) amending the Articles of Incorporation or Bylaws of Target;

          (e) authorizing, issuing or selling any equity or debt securities of Target, or granting any option, warrant or other right exercisable for or convertible into any such security;

          (f) purchasing or otherwise acquiring any partnership or membership interests, equity or debt securities or other indebtedness of any partnership, limited liability company, corporation or other person;

          (g) increasing or enhancing the compensation or benefits payable to any employee of Target, except for regularly scheduled wage adjustments to hourly employees in amounts consistent with past practice;

          (h) borrowing money or increasing existing indebtedness by any amount, or incurring any other liability or obligation outside of the ordinary course of business;

          (i) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Plans of Target or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice and (ii) as required by law or contract;

          (j) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

          (k) issue, sell, grant, confer or award any of its Equity Securities, except that the Target may issue shares of Target Common Stock upon exercise of the stock options of Target (the "Target Stock Options") outstanding on the date of this Agreement, or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

          (l) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity
Securities or otherwise;

          (m) directly or indirectly (including through its officers, directors, employees or other representatives) (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyer) relating to the disposition of any significant portion of the business or assets of Target or any of the Target Subsidiaries or the acquisition of Equity Securities of Target or any of the Target Subsidiaries or the merger of Target or any of the Target Subsidiaries with any person (other than Buyer) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction") or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Target shall promptly notify Buyer orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

          (n) take any action that would (i) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code,

(ii) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Target to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, or (iii) prevent or impede the Merger from qualifying for pooling-of-interests accounting treatment;

          (o) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; and/or

          (p) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

     4.2  Affirmative Covenants Relating to Target.  From the date
          ----------------------------------------
hereof to the Closing Date, the Sole Shareholder shall cause Target to:

          (a) maintain Target's properties and activities insured in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

          (b) maintain Target's properties in good repair, order and condition, reasonable wear and tear excepted, and use its best efforts to preserve Target's possession and control of all of its assets and properties;

          (c) maintain the books, accounts and records of Target in a diligent manner and using procedures consistent with past practice;

          (d) allow, at all reasonable times upon reasonable notice, Buyer and its employees, attorneys, auditors, accountants and other authorized representatives and its lenders, to have access to Target's books, records and monthly and audited financial statements, and (following notification to the Sole Shareholder) to contact key customers of Target in order that Buyer and its lenders may have full opportunity to make such investigation as they may desire of the business of Target;

          (e) comply with all applicable laws, rules, regulations and ordinances relating to Target or to the conduct of its business, and conduct Target's business in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

          (f) provide Buyer with prompt written notice of (i) any adverse change in the assets, operations, liabilities, earnings, prospects, business or condition (financial or otherwise) of Target and
(ii) any variances from the representations and warranties contained in
Article 2; and

          (g)  operate its business only in the ordinary course
(including, without limitation, the collection of receivables and payment of payables) and use its best efforts to preserve its business organization intact, including the services of its present officers and the goodwill of its suppliers, customers and others having business relations with Target.

     4.3  Consents and Closing Conditions.  The Sole Shareholder and
          -------------------------------
Target shall use their best efforts (a) to obtain such consents from third parties and to take other actions as may be appropriate in order to fulfill the closing conditions contained in this Agreement that are reasonably within such party's control, and (b) to cause the representations and warranties in Article 2 to be true and correct on and as of the Closing Date.

     4.4  Disclosure Schedules.  Within 15 days after the date
         --------------------
hereof, Target shall deliver to Buyer those disclosure schedules (the "Schedules") that are required to be prepared by Target pursuant to the terms of this Agreement.

     4.5  Employment Agreement.  By his execution of this Agreement,
          --------------------
the Sole Shareholder covenants and agrees that at the Closing he shall execute an Employment Agreement in the form set forth as Exhibit A to
                                                         ---------
this Agreement.

                           ARTICLE 5

                    ADDITIONAL AGREEMENTS

     5.1  Access and Information; Due Diligence.  Buyer and Target
          -------------------------------------
shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to such other party or its Subsidiaries and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

     5.2  Regulatory Matters.  Buyer shall take any action required to
          ------------------
be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Target and the Target Subsidiaries shall furnish Buyer all information concerning Target and the Target Subsidiaries and the shareholders thereof as Buyer may reasonably request in connection with any such action. Target and Buyer shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Buyer, to consummate such other transactions by and among Buyer's Subsidiaries and the Target Subsidiaries concurrently with or following the Effective Time; provided, however, that such actions do not: (i) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; (ii) materially impede or delay the receipt of any approval referred to in Section 9.2 hereof; (iii) prevent or impede the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment unless Buyer first waives Target's covenants in Sections 4.1(n), 5.7 and 5.13 hereof; or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement.

     5.3  Shareholder Approval.  Target shall call a special meeting
          --------------------
of its shareholder to be held as soon as is reasonably possible for the purpose of voting upon this Agreement and the Merger and related matters. The Board of Directors of Target shall submit for approval of Target's shareholder the matters to be voted upon at such meeting. The Board of Directors of Target hereby does recommend this Agreement and the transactions contemplated hereby to the shareholder of Target and use its reasonable best efforts to obtain any vote of Target's shareholder necessary for the approval of this Agreement.

     5.4  Current Information.  During the period from the date of
          -------------------
this Agreement to the Closing Date, (i) each party will promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; (b) any Material Adverse Effect, with respect to the Target and the Target Subsidiaries, and any material adverse effect with respect to the Buyer and the Buyer Subsidiaries, taken as a whole;
(c) the issuance or commencement of any governmental and/or regulatory agency complaint, investigation or hearing or any communications indicating that the same may be contemplated and, as to any such matter which shall now or hereafter be in effect, any communications pertaining thereto; or (d) the institution or the threat of any material litigation involving such party.

     5.5  Conforming Entries.
          ------------------

          (a) Notwithstanding that Target believes that Target and Target Subsidiaries have established all reserves required by GAAP and applicable laws, rules and regulations, Target recognizes that Buyer may have adopted different reserve policies. From and after the date of this Agreement, Target and Buyer shall consult and cooperate with each other with respect to conforming the reserve policies of Target and the Target Subsidiaries to those policies of Buyer, as specified in each case in writing to Target, based upon such consultation and as hereinafter provided.

          (b) In addition, from and after the date of this Agreement, Target and Buyer shall consult and cooperate with each other with respect to determining appropriate Target accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Target, based upon such consultation and as hereinafter provided.

          (c) Target and Buyer shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes

Target's expenses of the Merger and the restructuring charges, if any, related to or to be incurred in connection with the Merger.

          (d)  With respect to clauses (a) through (c) of this
Section 5.5, it is the objective of Buyer and Target that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with GAAP.

     5.6  Environmental Reports.  Buyer may perform, as soon as
          ---------------------
reasonably practicable, but not later than ninety (90) days after the date hereof, a phase one environmental investigation and/or asbestos on all real property owned, leased or operated by Target or any of the Target Subsidiaries as of the date hereof and within fifteen (15) days after being notified by Targets of the acquisition or lease of any real property acquired or leased by Target or any of the Target Subsidiaries after the date hereof. If the results of the phase one investigation indicate, in Buyer's reasonable opinion, that additional investigation is warranted, Buyer may perform, at Buyer's expense, a phase two subsurface investigation or investigations on properties deemed to warrant such additional study. Buyer shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or (ii) recommended in such phase one or two report or reports, in the aggregate, exceed the sum of $20,000, as reasonably estimated by Buyer, or if the cost of such actions or measures cannot be so reasonably estimated by Buyer to be such amounts or less with any reasonable degree of certainty, Buyer shall have the right pursuant to
Section 14.1(e) hereof, for a period of fifteen (15) business days following determination of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

     5.7  Lockup.  As of the date hereof, the Sole Shareholder shall
          ------
deliver to Buyer, a written agreement in substantially the form set forth as Exhibit A to this Agreement providing that he shall not sell,
         ---------
pledge, transfer or otherwise dispose of (i) any shares of Target Common Stock after the date hereof through the Closing Date or (ii) the shares of Buyer Common Stock to be received by him in the Merger during the period designated in such letter and thereafter in compliance with the applicable provisions of the Securities Act.

     5.8  Expenses.  Each party hereto shall bear its own expenses
          --------
incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

     5.9  Miscellaneous Agreements and Consents.
          -------------------------------------

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyer, desirable for the consummation of the transactions contemplated by this Agreement.

          (b) Target, prior to the Effective Time, shall (i) consult and cooperate with Buyer regarding the implementation of those policies and procedures established by Buyer for its governance and those of its Subsidiaries and not otherwise referenced in Section 5.5 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions and (ii) at the reasonable request of Buyer, conform Target's existing policies and procedures in respect of such matters to Buyer's policies and procedures or, in the absence of any existing Target policy or procedure regarding any such function, introduce Buyer's policies or procedures in respect thereof, unless to do so would cause Target or any of the Target Subsidiaries to be in violation of any law, rule or regulation or requirement of any Regulatory Authority having jurisdiction over Target and/or the Target Subsidiary affected thereby.

     5.10 Press Releases.  Except to the extent disclosure may
          --------------
be required by applicable law, Target and the Buyer shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     5.11 State Takeover Statutes.  Target will take all steps
          -----------------------
necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

     5.12 Employee Stock Options.
          ----------------------

          (a) At the Effective Time, all rights with respect to Target Common Stock pursuant to Target Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Buyer Common Stock, and Buyer shall assume all Target Stock Options in accordance with the terms of the Target Stock Plan under which it was issued and the Target Stock Option Agreement by which it is evidenced. From and after the Effective Time, (i) each Target Stock Option assumed by Buyer shall be exercised solely for shares of Buyer Common Stock, (ii) the number of shares of Buyer Common Stock subject to each Target Stock Option shall be equal to the number of shares of Target Common Stock subject to such Target Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Target Stock Option shall be adjusted by dividing the per share exercise price under such Target Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Target Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the Code, as to any Target Stock Option that is an "incentive stock option" as defined under the Code.

          (b) The shares of Buyer Common Stock covered by the Target Stock Options shall be covered by an effective registration statement filed on Form S-8 with the SEC and shall be duly authorized, validly issued and in compliance with all applicable federal and state securities laws, fully paid and nonassessable and not subject to or in violation of any preemptive rights. Buyer shall maintain the effectiveness of such registration statement (and maintain current status of the prospectus contained therein) for as long as such options remain outstanding. Buyer shall at and after the Effective Time have reserved sufficient shares of Buyer Common Stock for issuance with respect to such options. Buyer shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

     5.13 Best Efforts to Insure Pooling.  Each of Buyer and
          ------------------------------
Target undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

     5.14 Election to Close Books for Taxes.  Buyer and the Sole
          ---------------------------------
Shareholder shall jointly elect to have the provisions of Code Section 1362(e)(3) applying to the termination of Target's subchapter S election caused by the Merger.


                            ARTICLE 6

               COVENANTS REGARDING TAX MATTERS

     6.1  Returns and Payment of Taxes.  Target shall prepare and
          ----------------------------
timely file or cause to be prepared and timely filed all Returns and amendments thereto required to be filed by Target on or before the Closing Date (taking into account any extensions); such Returns shall be true, correct and complete in all material respects. Buyer shall have a reasonable opportunity to review all such Returns and amendments thereto prior to the filing thereof. Target shall pay and discharge all Taxes shown to be due on such Returns before the same shall become delinquent and before penalties accrue thereon. Target shall prepare and timely file or cause to be prepared and timely filed with the appropriate taxing authorities any Returns of Tax which are due after the Closing Date (including Target's Federal income tax Return for the period that includes the Closing Date) with respect to periods ending on or before the Closing Date; such Returns shall be true, correct and complete in all material respects, and all Taxes shown to be due thereon will be timely paid in full by Target. In order appropriately to apportion Taxes attributable to a period that includes (but that would not, but for this Section, close on) the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authorities to treat for all purposes the Closing Date as the last day of a taxable period of Target, and such period shall be treated as a "Pre-Closing Partial Period" for purposes of this Agreement.

     6.2  Elections and Settlements.  Except with the prior written
          -------------------------
consent of Buyer, prior to the Closing Target shall not, and the Sole Shareholder shall cause Target not to, make or change any election, change any annual tax accounting period, adopt or change any tax accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission may have the effect of increasing, directly or indirectly, the Taxes of Target, Buyer or any affiliate of Buyer.

     6.3  Post-Closing Audits and Other Proceedings.  From and after
          -----------------------------------------
the Closing Date, Buyer shall give prompt notice to the Sole Shareholder of any proposed adjustment to Taxes for periods that end on or prior to the Closing Date or that include the Closing Date. The parties hereto acknowledge that Target shall control the conduct of any audit or other proceeding involving Target for such periods, and shall keep the Sole Shareholder reasonably informed of the progress thereof. The Sole Shareholder shall cooperate with Target in the conduct of any audit or other proceeding and may participate at her or its own expense.

                             ARTICLE 7

               TRANSFER LIMITATIONS AND COVENANTS

     7.1  Securities Subject to Article 7.  For the purposes of this
          -------------------------------
Agreement, the term "Securities" shall mean all shares of Buyer Common Stock issued pursuant to the Merger and all Equity Securities (including debt obligations) of Buyer (or any successor corporation) received in exchange for or in respect of such Buyer Common Stock (whether by reason of a stock split, stock dividend, combination of shares, recapitalization, reclassification, merger, consolidation, corporate reorganization or otherwise).

     7.2  Restriction on Transfer.  From and after the Closing Date,
          -----------------------
neither the Securities nor any interest therein shall be transferable except upon satisfaction of the relevant conditions specified in Section
7.4 of this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), in respect of the transfer of any of the Securities or any interest therein. The Sole Shareholder shall cause any proposed transferee of the Securities (or of any interest therein) to take and hold such Securities (or any interest therein) subject to the provisions and upon the conditions specified in this Article 7.

     7.3  Restrictive Legend.  Each certificate for the Securities
          ------------------
issued to the Sole Shareholder or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 10.4) include a legend in boldface, 12 point (or larger) print in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE
     HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE
     SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD,
     TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT
     PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO
     THE SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii)
     RULE 144 UNDER SUCH ACT, OR (iii) AN OPINION OF
     COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO
     THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER,
     HYPOTHECATION OR OTHER ASSIGNMENT IS IN COMPLIANCE
     WITH THE PROVISIONS OF SUCH ACT.

     7.4  Notice of Proposed Transfers.  Not less than five days prior
          ----------------------------
to any proposed transfer of any Securities bearing the restrictive legend set forth in Section 7.3 or any interest therein, the holder thereof shall give written notice to Buyer of such holder's intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer in reasonable detail. Any such proposed transfer which is not made pursuant to a registration statement filed under the Securities Act may be effected only if Buyer shall have received such notice of transfer accompanied by (a) an opinion of counsel, reasonably satisfactory to Buyer, to the effect that the proposed transfer of such Securities or such interest therein may be effected without registration of such Securities under the Securities Act (except that such an opinion shall not be required for transfers pursuant to Rule 144 of the Securities Act), and (b) such representation letters are in form and substance satisfactory to Buyer to the extent required by the provisions of the Securities Act. In addition, if in the opinion of counsel, reasonably satisfactory to Buyer, subsequent transfers of such Securities will not require registration under the Securities Act, Buyer will promptly after such contemplated transfer deliver new certificates for such Securities that do not bear the legend set forth in Section 7.3 above. If the foregoing conditions entitling the holder to effect a proposed transfer of such Securities without registration have not been satisfied, the holder in each case will not transfer the Securities proposed to be transferred. Buyer shall make a notation in its stock records to the effect that the Securities are subject to the provisions of this Agreement. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate legend set forth in Section 7.3, and each agreement purporting to transfer any interest in any of the Securities shall contain a provision setting forth a similar legend, except that such certificate or agreement shall not bear such legend if the opinion of counsel, reasonably satisfactory to Buyer, is to the further effect that neither such legend nor the restriction on transfer in this Section 7.4 are required in order to ensure compliance with the provisions of the Securities Act. Notwithstanding the foregoing, the restrictions imposed by this Section 7.4 upon the transferability of any particular Securities shall cease and terminate when such Securities have been sold pursuant to an effective registration statement under the Securities Act (or any similar or successor provision then in force). The holder of any Securities as to which such restrictions shall have terminated shall be entitled to receive from Buyer, without expense, a new certificate of the same type but not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed by this
Section 7.4.

     7.5  Investment Representations.
          --------------------------

     (a) By executing this Agreement, the Sole Shareholder hereby confirms that the Securities to be received by such Sole Shareholder in connection with this Agreement will be acquired for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Sole Shareholder represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to any of the Equity Securities.

     (b) The Sole Shareholder understands that the Securities have not been registered under the Securities Act in reliance upon an exemption or exemptions from registration under the Securities Act, including Section 4(2) thereof and/or Rule 506 promulgated thereunder, and that Buyer's reliance on such exemptions is predicated upon such Sole Shareholder's representations set forth herein. The Sole Shareholder realizes that the basis for the exemptions may not be present if, notwithstanding such representations, such Sole Shareholder has a present intention of acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Sole Shareholder represents that he does not have any such intention.

     (c) The Sole Shareholder hereby represents that he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment, and has the ability to bear the economic risks of his investment. The Sole Shareholder further represents that he has had, during the course of the transaction and prior to his execution of this Agreement, the opportunity to ask questions of, and receive answers from, Buyer concerning the terms and conditions of the issuance of the Securities and to obtain additional information (to the extent Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Sole Shareholder or to which he had access.

     (d) The Sole Shareholder hereby represents that his residence is located at the address set forth in Section 15.1 hereof.

     7.6  Piggyback Registrations.
          -----------------------

          (a) If at any time after the expiration if 180 days after the consummation of the Merger, Buyer proposes to register any of the Buyer Common Stock under the Securities Act and the registration form to be used can be used to register the resale of the Common Stock (other than a registration statement (A) on Form S-8 or any successor form relating to securities issuable pursuant to any benefit plan or (B) on Form S-4, or any successor form to each such form relating to an exchange offer or relating to a transaction pursuant to Rule 145 of the Act), Buyer shall promptly give the Sole Shareholder written notice of such determination to effect such a registration not later than twenty (20) days prior to the anticipated date of filing with the Securities and Exchange Commission (the "Commission") of the registration statement. Upon the written request of the Sole Shareholder given within fifteen (15) days after mailing of any such notice by Buyer, as part of the registration to which such notice relates, Buyer shall use its best efforts to cause to be registered under the Securities Act all of the shares of Buyer Common Stock to be received by the Sole Shareholder in the Merger (the "Registrable Securities") that the Sole Shareholder has requested to be registered. The Sole Shareholder shall be entitled to participate in two "piggyback" registrations of the Registrable Securities pursuant to this Section. A registration will not count as a permitted registration until it has become effective.

          (b) If the registration of which Buyer gives notice is for a registered public offering involving an underwriting, then Buyer shall so advise the Sole Shareholder as a part of such written notice. In such event, the right of the Sole Shareholder to registration pursuant to this Section shall be conditioned upon the Sole Shareholder's agreeing to participate in such underwriting upon the terms and conditions as shall be negotiated by Buyer, and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. The Sole Shareholder shall (together with Buyer) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Buyer. Notwithstanding any other provisions of this Section, if the underwriter determines in writing, in its sole and absolute discretion, that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and underwriting in accordance with the provisions of this Section; provided, however, that if any securities are being offered for the account of any holder of Buyer's securities other than the Sole Shareholder, the reduction in the number of Registrable Securities included in such registration shall not represent a greater percentage of the amount of Registrable Securities originally requested to be registered and sold in such registration than the lowest percentage reduction imposed upon any holder of Buyer's securities other than the Sole Shareholder. If the Sole Shareholder disapproves of the terms of any such underwriting, then the Sole Shareholder may elect to withdraw therefrom by written notice to Buyer and the underwriter. Any securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) Notwithstanding anything contained herein to the contrary, the Sole Shareholder shall not be entitled to request registration of his Registrable Securities to the extent that Buyer shall have received an opinion of counsel reasonably acceptable to Buyer that such shares may be resold without registration under Rule 144 under the Securities Act (or any successor rule) or an applicable exemption from registration under the Act.

          (d) In the case of any registration effected pursuant to this Section, any additional registration and qualification fees and expenses, and any additional costs (other than underwriters discounts and commissions and the fees and disbursements of counsel for the Sole Shareholder) that result from the inclusion of securities held by the Sole Shareholder's participation in the registration shall be borne by Buyer.

          (e) It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Section that the Sole Shareholder shall furnish to Buyer such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as Buyer shall reasonably request and as shall be required in connection with the action to be taken by Buyer.

                            ARTICLE 8

                       COVENANTS OF BUYER

     Buyer shall use its best efforts (a) to obtain such consents from third parties and to take other actions as may be required in order to fulfill the closing conditions contained in this Agreement that are reasonably within its control, and (b) to cause the representations and warranties in Article 3 to be true and correct on and as of the Closing Date.

                           ARTICLE 9

                 CONDITIONS OF BUYER AND TARGET

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

     9.1  Shareholder Approval.  The approval of this Agreement and
          --------------------
the Merger shall have received the requisite vote of shareholders of Target at the special meeting of shareholders called pursuant to
Section 5.3 hereof.

     9.2  Regulatory Approval.  This Agreement and the transactions
          -------------------
contemplated hereby shall have been approved by any federal and/or state regulatory agencies whose approval is required for consummation of the transactions contemplated hereby and all requisite waiting periods imposed by the foregoing shall have expired.

     9.3  No Judicial Prohibition.  Neither Buyer, Target nor Merger
          -----------------------
Sub shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                            ARTICLE 10

                 BUYER'S CONDITIONS TO CLOSING

     The obligation of Buyer to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment to Buyer's satisfaction of each of the following conditions:

     10.1 Continued Truth of Warranties. The representations and
          -----------------------------
warranties of the Sole Shareholder and Target set forth in Article 2 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect, and (iii) for the effect of transactions contemplated by this Agreement), and Buyer shall have received a certificate of the Sole Shareholder and President of Target, signing solely in his capacity as an officer of Target, to such effect.

     10.2 Performance of Covenants.  The Sole Shareholder and the
          ------------------------
Target shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the Sole Shareholder and the President of Target, signing solely in his capacity as an officer of Target, to that effect.

     10.3 No Material Adverse Change.  There shall have been no
          --------------------------
material adverse change to the properties, operations, liabilities, earnings, prospects, business or condition (financial or otherwise) of Target since December 31, 1997.

     10.4 Permits and Consents.  Each of the Sole Shareholder and
          --------------------
Target shall have secured all appropriate orders, consents, approvals and clearances, in form and substance satisfactory to the Buyer, by and from all regulatory agencies and other governmental authorities and agencies, whose order, consent and approval or clearance is required by contract or law for the consummation of the Merger and other transactions herein contemplated, and from all third parties to the contracts designated on Schedule 2.10 as a condition to the Buyer's
                        -------------
obligation to consummate the Merger.

     10.5 Full Investigation.  Buyer and its employees, attorneys,
          ------------------
accountants and other agents shall have been permitted to conduct a full investigation of the books, records, assets, liabilities, operations, prospects, business and condition of Target, including attorneys' audit response letters, and environmental assessments of Target's facilities and business if Buyer deems it appropriate to obtain the same, and Buyer shall not have discovered any event, circumstance or set of facts which could reasonably be expected to constitute or lead to a Material Adverse Effect and that is not accurately disclosed in the Target Financial Statements or the Schedules to this Agreement. The completion of such investigation by Buyer shall not be deemed to be a waiver by Buyer of any claim of Buyer for a breach of representation or warranty of the Sole Shareholder or Target.

     10.6 Opinion of Counsel.  Target shall have delivered to Buyer an
          ------------------
opinion of Target's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit B
                                                              ---------
to this Agreement.

     10.7 Closing Documents.  The Sole Shareholder shall have
          -----------------
delivered all documents required to be delivered by such Sole
Shareholder at Closing, as more specifically set forth in Article 12 of this Agreement, in each case in form and substance reasonably satisfactory to Buyer.

     10.8 Opinion of Accountant.  Buyer shall have received an opinion
          ---------------------
letter, dated as of the Closing Date, from its independent accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     10.9 Contribution of AFSI.  Prior to the Closing Date, the Sole
          --------------------
Shareholder shall have taken any and all action necessary or required to contribute 100% of the capital stock of AmeriPrime Financial Securities, Inc., a Texas corporation ("AFSI"), to Target, which capital stock shall be free and clear of any Lien with respect thereto and shall be contributed solely as a capital contribution by the Sole Shareholder without the payment or receipt of any consideration therefor. For purposes of this Agreement, each provision of this Agreement shall be deemed to apply equally and with full force and effect to AFSI as if each reference to Target throughout this Agreement was a reference to ANSI; provided, however, the provisions of this Section 10.9 shall not apply for purposes of Article I and the first sentence of Section 2.3 of this Agreement. By way of example and not limitation, the representations, warranties and covenants contained in this Agreement with respect to Target shall apply to AFSI as if AFSI was substituted for Target, including the obligations contained in Section 4.4 which shall require AFSI to prepare and deliver disclosure schedules with respect to AFSI.

                              ARTICLE 11

                   TARGET'S CONDITIONS TO CLOSING

     The obligation of Target to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment to Target's satisfaction of the following conditions:

     11.1 Continued Truth of Warranties. The representations and
          -----------------------------
warranties of Buyer set forth in Article 3 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a material adverse effect on Buyer and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement), and Target shall have received a certificate of the President and Chief Executive Officer of Buyer, signing solely in his capacity as an officer of Buyer, to such effect.

     11.2 Performance of Covenants. Buyer shall have performed in all
          ------------------------
material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the President and Chief Executive Officer of Buyer, signing solely in his capacity as an officer of Buyer, to that effect.

     11.3 Opinion of Counsel.  Buyer shall have delivered to Target an
          ------------------
opinion of Buyer's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit C
                                                              ---------
to this Agreement.

     11.4 Closing Documents.  Buyer shall have delivered all documents
          -----------------
required to be delivered by Buyer at Closing, as more specifically set forth in Article 12 hereof, in each case in form and substance reasonably satisfactory to the Sole Shareholder.

     11.5 Permits and Consents.  Buyer shall have secured all
          --------------------
appropriate orders, consents, approvals and clearances, in form and substance reasonably satisfactory to the Sole Shareholder by and from all regulatory agencies and other governmental authorities and agencies whose order, consent, approval or clearance is required by contract or law for the consummation of the transactions herein contemplated, and all third parties to the contracts designated on Schedule 2.10 as a
                                                 -------------
condition to Target's obligation to close.

                            ARTICLE 12

               DOCUMENTS TO BE DELIVERED AT CLOSING

     12.1 Documents to be Delivered by Target.  At the Closing:
          -----------------------------------

          (a) the Sole Shareholder shall execute and deliver to Buyer the original certificates for all of the Target Shares, together with a written notice of exercise of the Merger Consideration and with stock transfer powers duly executed by the Sole Shareholder and satisfactory to Buyer, transferring to Buyer good and marketable title to the Target Shares free and clear of all liens, claims, encumbrances and transfer restrictions whatever;

          (b) the Sole Shareholder shall deliver to Buyer a certificate of incumbency and copy of the resolutions adopted by the Board of Directors of Target, authorizing the execution and delivery of this Agreement, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Target;

          (c) the Sole Shareholder shall deliver to Buyer a certificate of good standing or its equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of Target as a corporation under the laws of the State of Texas and as a foreign corporation under the laws of each jurisdiction where its ownership or Leasing of property or the conduct of its business requires it to be so qualified.

          (d) to the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the effective transfer of the Target Shares, the Sole Shareholder shall deliver to Buyer copies of all such consents or approvals as obtained by them;

          (e) the Sole Shareholder shall deliver to Buyer (A) the Articles of Incorporation, as amended, of Target, certified by the Secretary of State of the State of Texas as of a date not more than ten days prior to the Closing Date, and (B) the Bylaws, as amended, of Target, certified as of the Closing Date by the Secretary or an Assistant Secretary;

          (f) the Sole Shareholder shall deliver to Buyer the resignations of the directors of Target and such officers of Target as Buyer shall request; and

          (g) the Sole Shareholder shall deliver to Buyer the original corporate minute books, stock transfer books and corporate seal of Target.

     12.2 Documents to be Delivered by Buyer.  At the Closing, Buyer
          ----------------------------------
shall:

          (a) deliver to the Sole Shareholder a certificate of incumbency and copy of the resolutions adopted by the Board of Directors of Buyer, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary of Buyer;

          (b) deliver to the Sole Shareholder a certificate of good standing or its equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of Buyer as a corporation under the laws of the State of Delaware;

          (c) to the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, deliver to Target copies of all such consents or approvals as obtained by Buyer;

          (d)  deliver to holders of Target Shares the Merger
Consideration as contemplated in Section 1.8.

                           ARTICLE 13

                  SURVIVAL AND INDEMNIFICATION

     13.1 Survival; Knowledge.  The representations, warranties,
          -------------------
covenants and agreements set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby notwithstanding any examination made for or on behalf of any party. For the purposes of this Agreement, the term "knowledge" (or words of similar import) of any party shall mean the actual present knowledge of such party after inquiry of each other person known to such party to be in possession of, or in a position to be aware of, information relating to the matter in question.

     13.2 General Indemnification
          -----------------------

          (a)  By Sole Shareholder.  By execution of this Agreement,
               -------------------
the Sole Shareholder agrees to indemnify the Buyer and Target and their respective successors and assigns and hold them harmless against and in respect of:

               (i) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by any of them incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by the Sole Shareholder or Target made or contained in this Agreement or in any Exhibit, Schedule, certificate or other document executed and delivered to Buyer by or on behalf of the Sole Shareholder or Target under or pursuant to this Agreement or the transactions contemplated herein; and

               (ii) any and all costs, expenses and all other actual damages incurred by any of them in claiming, contesting or remedying any breach, misrepresentation, non-performance or inaccuracy of the Sole Shareholder and Target described above, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in Damages (as hereinafter defined).

          (b)  By Buyer.  By execution of this Agreement, and subject
               --------
to Sections 13.4 and 13.5 below, Buyer agrees to indemnify the Sole Shareholder and his heirs, personal representatives, successors and/or assigns and hold them harmless against and in respect of:

               (i) any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by any of them incident to, arising in connection with or resulting from any misrepresentation, breach, non-performance or inaccuracy of any representation, warranty or covenant by the Buyer made or contained in this Agreement or in any Exhibit, Schedule, certificate or document executed and delivered by or on behalf of Buyer under or pursuant to this Agreement or the transactions contemplated herein; and

               (ii) any and all costs, expenses and all other actual damages incurred by the Sole Shareholder in claiming, contesting or remedying any breach, misrepresentation, non-performance or inaccuracy of Buyer described above, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in Damages.

          (c)  Damages.  Any and all of the items set forth in
               -------
Section 13.2(a) and (b) for which a party is entitled to be indemnified hereunder are collectively called "Damages."

     13.3 Notice of, and Procedures for, Collecting Indemnification.
          ---------------------------------------------------------

          (a)  Initial Claim Notice.  When a party becomes aware of a
               --------------------
situation which may result in Damages for which it would be entitled to be indemnified hereunder, such party (the "Indemnitee") shall submit a written notice (the "Initial Claim Notice") to the other party (the "Indemnitor") to such effect with reasonable promptness after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide the Indemnitor with a supplemental Initial Claim Notice not later than ten
(10) days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. Each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner or otherwise in the manner described herein shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that the Indemnitor can demonstrate actual monetary prejudice resulting from such delay.

          (b)  Rights of Indemnitor.  If, prior to the expiration of
               --------------------
thirty (30) days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. If the Indemnitor elects to settle, compromise or litigate such claim, all reasonable expenses, including but not limited to all amounts paid in settlement or to satisfy judgments or awards and reasonable attorney's fees and costs, incurred by the Indemnitor in settling, compromising or litigating such claim shall be secured to the reasonable satisfaction of Indemnitee. Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor (should such claim, to the extent Indemnitor is ultimately determined to be liable for such indemnification under this Agreement, ultimately be resolved against Indemnitee) and (ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.

          (c)  Final Claims Statement.  At such time as Damages for
               ----------------------
which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such Damages in reasonable detail on an itemized basis. All amounts reflected on each Final Claims Statement shall be paid promptly by Indemnitor to Indemnitee.

          (d)  Form of Payments Due from Sole Shareholder.  Any
               ------------------------------------------
payment of Damages due from the Sole Shareholder may be made in whole or part by surrender of Buyer Common

Stock to Buyer for cancellation, as provided in this Section 13.3(d). Each $27.50 of such Damages may be paid by forfeiture of one share of Buyer Common Stock (appropriately adjusted with regard to stock splits, reclassifications, recapitalizations, stock dividends, or other Securities issued in respect of or in exchange for Buyer Common Stock). If for any reason whatsoever, sufficient Securities are not timely surrendered to Buyer to fully pay Damages in accordance with this
Article 13, then the amount of any unpaid Damages shall be immediately due and payable from the Sole Shareholder in cash, notwithstanding this
Section 13.3(d).

     13.4 Time Limits. Any claim for indemnification under this
          -----------
Article 13 for Damages must be made in writing to the Indemnitor no later than the first anniversary of the Closing Date.

     13.5 Limits on Amounts.  The Sole Shareholder, on the one hand,
          -----------------
and the Buyer, on the other hand, shall not be liable under this Article 13 for Damages until such time as the Indemnitee has sustained otherwise indemnifiable Damages under this Agreement totaling the greater of (i) Ten Thousand Dollars ($10,000) and (ii) three percent (3%) of Target's fiscal 1997 net income before dividends, as reflected on the Target Financial Statements (the "Indemnity Basket"); provided that any representation or warranty in Article 2 that would be breached but for a qualification by "Material Adverse Effect," "material" or any similar term shall be treated as otherwise indemnifiable Damages for purposes of computing the Indemnity Basket. The Sole Shareholder, on the one hand, and the Buyer, on the other hand, shall not be liable under this Article 13 for Damages which, together with all other indemnifiable Damages under this Agreement, exceed an amount equal to the Ten Million Dollars ($10,000,000) (the "Indemnity Cap"). Notwithstanding the foregoing, the Indemnity Basket and Indemnity Cap shall not apply to:

          (a) claims by the Buyer for indemnification for Damages attributable to a breach of a representation or warranty in Sections 2.1, 2.2, 2.3, 2.4, 2.23, 2.24 or the second sentence of Section 2.8;
and

          (b) claims by the Sole Shareholder for indemnification for Damages attributable to a misrepresentation or breach of warranty in
Section 3.1, 3.2 or 3.4.

     13.6 Sole Remedy.  The parties to this Agreement acknowledge that
          -----------
the provisions of this Article 13 shall constitute the sole legal remedy of any party hereto against any other party hereto with respect to the sale of the Target Shares by the Sole Shareholder to the Buyer on the terms set forth in this Agreement, any representations made in connection with such sale, and any obligations or liabilities of the Company attributable to periods prior to the Closing, provided that this
Section 13.6 shall not affect the right of any party to seek specific performance, injunctive or other equitable relief with respect to a violation of this Agreement.

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                           ARTICLE 14

                    TERMINATION OF AGREEMENT

     14.1 Termination.  Anything in this Agreement to the contrary
          -----------
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a)  by mutual written consent of the Buyer and Target;

          (b)  upon written notice from the Buyer to Target if either
(i) any of the conditions precedent to the Buyer's obligations hereunder shall have become incapable of fulfillment through no fault of the Buyer or
(ii) Target or the Sole Shareholder is in breach of any representation, warranty or covenant of such party in this Agreement, which breach has continued for ten (10) days after delivery of written notice to such party specifying such breach;

          (c)  upon written notice from Target to the Buyer if either
(i) any of the conditions precedent to Target's obligations hereunder shall have become incapable of fulfillment through no fault of Target or the Sole Shareholder, or (ii) Buyer is in breach of any representation, warranty or covenant of Buyer in this Agreement, which breach has continued for ten
(10) days after delivery of written notice to Buyer specifying such breach;

          (d) upon written notice from any party to the other parties hereto if the Closing does not occur by December 31, 1998 (unless the failure to consummate the purchase and sale of the Target Shares by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement or any affiliate thereof);

          (e) by the Board of Directors of Buyer pursuant to and in accordance with the provisions of Section 5.6 hereof; or

          (f) by Buyer, in the event that (i) Target fails to deliver the Schedules required by Section 4.4 or (ii) the Buyer, in its sole discretion and within thirty (30) days after delivery to Buyer of the Schedules required by Section 4.4, objects to any information contained such Schedules.


Any such written notice shall state the grounds for termination asserted by the party delivering such notice of termination.

     14.2 Effect of Termination.  If this Agreement is terminated and
          ---------------------
the transactions contemplated hereby are abandoned pursuant to Section 14.1, then this Agreement shall become null and void and of no effect, except for the provisions of this Article 14 and Article 15 (relating to, among other things, notices, contract construction and effect and expenses); provided, however, that such termination shall not affect the right of any party to bring an action against another party for a breach occurring prior to the termination or for a wrongful termination.

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                           ARTICLE 15

                         MISCELLANEOUS

     15.1 Notices.  Any notices or other communications required or
          -------
permitted hereunder (including, by way of illustration and not limitation, any notice permitted or required under Article 11 hereof) to any party hereto shall be sufficiently given if delivered in person or sent by certified or registered mail, postage prepaid, addressed as follows:

     In the case of Buyer or (after Closing) Target, to:

          Unified Financial Services, Inc.
          1104 Buttonwood
          Lexington, Kentucky 40515
          Attention:  Mr. Timothy L. Ashburn

     With a copy to:

          Thompson Coburn
          One Mercantile Center
          St. Louis, Missouri  63101
          Attn:  Charles H. Binger
          (314) 552-7012 (fax)

     In the case of the Sole Shareholder to:

          Kenneth D. Trumpfheller
          1793 Kingswood Drive
          Southlake, Texas 76092

     and also to:

          Crouch & Hallett, LLP
          717 N. Harwood, Suite 1400
          Dallas, Texas  75201
          Attn:  Bruce Hallett
          (214) 953-3154 (fax)


or such substituted address as any party shall have given notice to the others in writing in the manner set forth in this Section 15.1.

     15.2 Amendment.  This Agreement may be amended or modified in
          ---------
whole or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

     15.3 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, all of which taken together shall constitute one instrument.

     15.4 Binding on Successors and Assigns.  This Agreement shall be
          ---------------------------------
binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof. Neither Target nor the Sole Shareholder shall be entitled to assign its or his rights under this Agreement prior to the Closing without the prior written consent of the Buyer. Prior to the Closing, Buyer may assign its rights under this Agreement to any existing or new subsidiary corporation provided that Buyer shall remain liable for the performance of its obligations hereunder to the extent such assignee fails to do so.

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

     15.5 Headings; Pronouns.  Descriptive headings and subheadings
          ------------------
are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Except as the context may otherwise require, each reference to a paragraph is to a paragraph of this Agreement. Each reference herein to any party or to any person affected hereby shall be deemed to be in the appropriate number and gender.

     15.6 Severability.  In the event that any one or more of the
          ------------
provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

     15.7 Waivers.  The parties may, by written agreement, (a) extend
          -------
the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (d) waive or modify performance of any of the obligations of any of the parties hereto; provided, that the occurrence of the Closing shall not of itself constitute such a waiver or modification, and provided further, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified.

     15.8 Publicity.  Any public announcements prior to the Closing
          ---------
concerning the transaction contemplated by this Agreement shall be jointly planned and simultaneously released by Buyer and Target and no party shall act in this regard without the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed.

     15.9 Headings.  The headings in the sections and subsections of
          --------
this Agreement and in the Schedules are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

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

     15.10   List of Exhibits and Schedules.  As mentioned in this
             ------------------------------
Agreement, there are attached hereto or delivered herewith, the following Exhibits and Schedules:

                         EXHIBITS
                         --------
                                                  Section
          Exhibit        Document                Reference
          -------        --------                ---------
             A      Employment Agreement            4.6
             B      Affiliate Letter                5.7
             C      Opinion of Target's Counsel    10.6
             D      Opinion of Buyer's Counsel     11.3


                        SCHEDULES
                        ---------
      Schedule
         No.                Schedule Caption
      --------              ----------------

       2.1         Certificate of Incorporation and Bylaws
       2.2         Subsidiaries
       2.3         Capitalization
       2.4(a)      Authorization and Consents of Target
       2.4(b)      Authorization and Consents of Sole Shareholder
       2.5(a)      Exceptions to Financial Statements
       2.7         Certain Changes or Events
       2.8         Exceptions to Title
       2.9(a)      Bank Accounts and Procedures
       2.9(b)      Encumbrances on Accounts Receivable
       2.10        Contracts and Defaults
       2.11(a)     Patents and Trademarks
       2.12        Violations of Law
       2.13        Litigation
       2.14(b)     Operation of Employee Benefit Plans
       2.14(c)(i)  Employee Benefit Plans and Arrangements
       2.14(c)(ii) Employment Records
       2.14(d)     Finances
       2.15        Proceedings and Regulations
       2.16        Insurance
       2.17(a)     Environmental Claims
       2.17(b)     Hazardous Substances
       2.18        Governmental Approvals
       2.19        Taxes
       2.19(b)     Returns Filed and Taxes Paid
       2.19(c)     Tax Reserves and Tax Liabilities
       2.19(d)     Audit History and Other Proceedings
       2.19(e)     Tax Basis, Attributes and Miscellaneous Elections
       2.20        Subsidiaries and Investments
       2.22        Transactions with Affiliates
       2.26(c)     Compliance with Laws
       5.7         List of Affiliates

Each of the foregoing Exhibits and Schedules is incorporated herein by this reference and expressly made a part hereof.

     15.11  Expenses.  Except to the extent otherwise provided in this
            --------
Agreement, the Sole Shareholder and Buyer shall bear his or its own expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions herein contemplated, including, but not limited to, legal and accounting fees and expenses. The Sole Shareholder shall bear all costs and expenses of Target and the Sole Shareholder relating to the negotiation, execution and delivery of this Agreement and the Merger (collectively, the "Transaction Expenses").

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

     15.12   Entire Agreement; Law Governing.  All prior negotiations and
             -------------------------------
agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto. Except to the extent the TBCA applies to the Merger, this Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Indiana, determined without reference to conflicts of law principles.

    [remainder of this page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this Stock
Purchase Agreement on the day and year first above written.

                    "BUYER"

                    UNIFIED FINANCIAL SERVICES, INC.


                    By: /s/ Timothy L. Ashburn
                        ------------------------------------------
                        Timothy L. Ashburn, Chairman of the Board,
                        President and Chief Executive Officer


                    "MERGER SUB"

                    AMERIPRIME ACQUISITION CORPORATION


                    By: /s/ Timothy L. Ashburn
                        ------------------------------------------
                        Timothy L. Ashburn, President


                    "TARGET" AND "SOLE SHAREHOLDER"

                    AMERIPRIME FINANCIAL SERVICES, INC.


                    By: /s/ Kenneth D. Trumpfheller
                        ------------------------------------------
                       Kenneth D. Trumpfheller, President



                    /s/ Kenneth D. Trumpfheller
                    ----------------------------------------------
                    Kenneth D. Trumpfheller